Exhibit 10.1

$430,000,000

CREDIT AGREEMENT

among

ESSENTIAL PROPERTIES REALTY TRUST, INC.,
as the Parent REIT,

ESSENTIAL PROPERTIES, L.P.,
as the Borrower

The Several Lenders
from Time to Time Parties Hereto,

SunTrust Robinson Humphrey, Inc.

and
Mizuho Bank Ltd.,
as Co-Syndication Agents,

CHEMICAL BANK, a division of TCF NATIONAL BANK,

as Documentation Agent,

and

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent

Dated as of November 26, 2019

-------------------------------------

CAPITAL ONE, NATIONAL ASSOCIATION,
SUNTRUST ROBINSON HUMPHREY, INC.

and

MIZUHO BANK LTD.,
as Joint Lead Arrangers

Page

Section 1	DEFINITIONS	1
1.1	Defined Terms	1
1.2	Other Definitional Provisions	42
Section 2	AMOUNT AND TERMS OF COMMITMENTS	43
2.1	[Intentionally Omitted]	43
2.2	[Intentionally Omitted]	43
2.3	Initial Term Loans	43
2.4	Procedure for Initial Term Loan Borrowing	43
2.5	Repayment of Loans; Evidence of Debt	44
2.6	[Intentionally Omitted.]	44
2.7	Fees, etc.	44
2.8	Termination or Reduction of Commitments	45
2.9	Optional Prepayments	45
2.10	Prepayment Premium	45
2.11	Conversion and Continuation Options	46
2.12	Minimum Amounts and Maximum Number of Eurodollar Tranches	46
2.13	Interest Rates and Payment Dates	47
2.14	Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin	47
2.15	Inability to Determine Interest Rate	47
2.16	Pro Rata Treatment and Payments	48
2.17	Requirements of Law	49
2.18	Taxes	50
2.19	Indemnity	53
2.20	Illegality	54
2.21	Change of Lending Office	54
2.22	Replacement of Lenders under Certain Circumstances	54
2.23	Incremental Borrowings	55
2.24	Defaulting Lender.	57
2.25	Eligible Unencumbered Assets	58
2.26	Effect of Benchmark Transition Event.	59
Section 3	[INTENTIONALLY OMITTED]	60
Section 4	REPRESENTATIONS AND WARRANTIES	60
4.1	Financial Condition	60
4.2	No Change	61
4.3	Corporate Existence; Compliance with Law	61
4.4	Corporate Power; Authorization; Enforceable Obligations	61
4.5	No Legal Bar	62
4.6	No Material Litigation	62
4.7	No Default	62

-i-

(continued)

Page

4.8	Ownership of Property; Liens	62
4.9	Intellectual Property	63
4.10	Taxes	63
4.11	Federal Regulations	63
4.12	Labor Matters	63
4.13	ERISA	63
4.14	Investment Company Act; Other Regulations	64
4.15	Subsidiaries	64
4.16	Use of Proceeds	64
4.17	Environmental Matters	64
4.18	Accuracy of Information, etc.	66
4.19	[Intentionally Omitted].	66
4.20	Solvency	66
4.21	[Intentionally Omitted].	66
4.22	REIT Status; Borrower Tax Status	66
4.23	Insurance	66
4.24	[Intentionally Omitted].	66
4.25	Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws	66
4.26	Acquisition of Eligible Unencumbered Assets	67
4.27	Eligible Unencumbered Assets	67
Section 5	CONDITIONS PRECEDENT	68
5.1	Conditions to Effectiveness	68
5.2	Conditions to Each Extension of Credit	70
Section 6	AFFIRMATIVE COVENANTS	71
6.1	Financial Statements	71
6.2	Certificates; Other Information	72
6.3	Payment of Obligations	73
6.4	Conduct of Business and Maintenance of Existence; Compliance	73
6.5	Maintenance of Property; Insurance	74
6.6	Inspection of Property; Books and Records; Discussions	74
6.7	Notices	74
6.8	Environmental Laws	76
6.9	Additional Guarantors	76
6.10	Use of Proceeds	76
6.11	Appraisals.	76
6.12	[Intentionally Omitted	77
6.13	Disclosable Events	77
Section 7	NEGATIVE COVENANTS	77
7.1	Financial Condition Covenants.	77
7.2	Limitation on Indebtedness	78

-ii-

(continued)

Page

7.3	Limitation on Liens	79
7.4	Limitation on Fundamental Changes	80
7.5	Limitation on Disposition of Property	80
7.6	Limitation on Restricted Payments	81
7.7	Limitation on Investments	82
7.8	Limitation on Modifications of Organizational Documents	83
7.9	Limitation on Transactions with Affiliates	83
7.10	[Intentionally Omitted].	83
7.11	Limitation on Changes in Fiscal Periods	83
7.12	Limitation on Negative Pledge Clauses	84
7.13	Limitation on Restrictions on Subsidiary Distributions	84
7.14	Limitation on Lines of Business	85
7.15	Limitation on Activities of the Parent REIT	85
7.16	[Intentionally Omitted].	85
7.17	REIT Status	85
7.18	Certain Amendments	85
7.19	Disclosable Events	86
7.20	Borrower Tax Status	86
Section 8	EVENTS OF DEFAULT	87
8.1	Events of Default	87
Section 9	THE AGENTS	89
9.1	Appointment	89
9.2	Delegation of Duties	89
9.3	Exculpatory Provisions	90
9.4	Reliance by Agents	90
9.5	Notice of Default	90
9.6	Non-Reliance on Agents and Other Lenders	91
9.7	Indemnification	91
9.8	Agent in Its Individual Capacity	92
9.9	Successor Administrative Agent	92
9.10	Authorization to Release Liens and Guarantees	92
9.11	The Arrangers; the Co-Syndication Agents	92
9.12	No Duty to Disclose	93
9.13	Waiver	93
9.14	Certain ERISA Matters	93
Section 10	MISCELLANEOUS	94
10.1	Amendments and Waivers	94
10.2	Sect102_NOTICES	96
10.3	No Waiver; Cumulative Remedies	97
10.4	Survival of Representations and Warranties	97

-iii-

(continued)

Page

10.5	Payment of Expenses	97
10.6	Successors and Assigns; Participations and Assignments	99
10.7	Adjustments; Set-off	103
10.8	Counterparts	104
10.9	Severability	105
10.10	Integration	105
10.11	Governing Law	105
10.12	Submission To Jurisdiction; Waivers	105
10.13	Acknowledgments	106
10.14	Confidentiality	106
10.15	Release of Guarantee Obligations	107
10.16	Accounting Changes	108
10.17	Waivers of Jury Trial	108
10.18	Acknowledgment and Consent to Bail-In of EEA Financial Institutions.	108
10.19	[Intentionally Omitted]	109
10.20	Keepwell	109
10.21	Acknowledgment Regarding Any Supported QFCs	109

-iv-

ANNEX:

A	Commitments

SCHEDULES:

4.4	Consents, Authorizations, Filings and Notices
4.15	Subsidiaries
7.2(d)	Existing Indebtedness
7.3	Existing Liens

EXHIBITS:

A	Form of Guarantee Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	Eligible Unencumbered Real Property Asset Certificate
E	Form of Assignment and Assumption
F	Form of Term Note
G-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
G-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
G-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
G-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)
H	Form of Borrowing Notice

-v-

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of November 26, 2019, among ESSENTIAL PROPERTIES REALTY TRUST, INC., a Maryland real estate investment trust (the “Parent REIT”), ESSENTIAL PROPERTIES, L.P., a Delaware limited partnership (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), SUNTRUST ROBINSON HUMPHREY, INC. and MIZUHO BANK LTD., as co-syndication agents (in such capacity, the “Co-Syndication Agents”), CHEMICAL BANK, a division of TCF NATIONAL BANK, as documentation agent (in such capacity, the “Documentation Agent”), and CAPITAL ONE, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Administrative Agent and the Term Loan Lenders desire to make available to the Borrower, a term loan facility in the initial amount of $430,000,000, on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1DEFINITIONS

1.1Defined Terms

.  As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2016-1 Notes”: as defined in the definition of “Permitted Note Purchase”.

“Acceptable Ground Lease”:  collectively, (a) each Closing Date Ground Lease, and (b) a ground lease that satisfies each of the following conditions:  (i)(x) no default has occurred and is continuing and no terminating event has occurred under such lease by the Borrower or any Guarantor thereunder, (y) no event has occurred which but for the passage of time, or notice, or both would constitute a default or terminating event under such lease and (z) to the Borrower’s and each Guarantor’s knowledge, there is no default or terminating event under such lease by any lessor thereunder, in each case, which event, default or terminating event has caused or otherwise resulted in or could reasonably be expected to cause or otherwise result in any material interference with the applicable Person’s occupancy under such lease, and (ii) such lease contains terms and conditions customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease, including, without limitation, the following:  (A) a remaining term (including any unexercised extension options exercisable at the ground lessee’s sole election with no veto or approval rights by ground lessor or any lender to such ground lessor other than customary requirements regarding no event of default) of 30 years or more from the Effective Date unless otherwise approved by the Administrative Agent in writing (such approval not to be unreasonably withheld or delayed) (or less if the lessee has the unilateral option to purchase the fee interest at the end of the lease term for a de minimis purchase price); (B) the right of the lessee to mortgage and encumber its interest in the leased property, and to amend the terms of any such mortgage or encumbrance, in each case, without the consent of the lessor, or if the consent of lessor is required, such consent cannot be unreasonably withheld, conditioned or delayed, whether by contract or applicable law, or is subject to satisfaction of objective criteria not constituting a discretionary approval; (C) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (D) acceptable transferability of the lessee’s interest under such lease, including ability to sublease; (E) acceptable limitations on the use of the leased property; and (F) clearly determinable rental payment terms which in no event contain profit participation rights.

“Accounting Change”:  as defined in Section 10.16.

“Acquisition”:  as to any Person, the acquisition by such Person of (a) Capital Stock (other than the Capital Stock of the Unconsolidated Joint Ventures) of any other Person if, after giving effect to the acquisition of such Capital Stock, such other Person would be a Subsidiary, and (b) any other Property of any other Person.

“Adjusted Funds From Operations”:  for the Parent REIT for any period, as reported for such period in the “Adjusted Funds From Operations” reconciliation section of the Parent REIT’s quarterly financial statements, the sum of (a) net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, items classified by GAAP as extraordinary and the cumulative effect of changes in accounting principles, plus (b) depreciation and amortization (excluding amortization of deferred financing costs), plus (c) other non-recurring expenses and acquisition closing costs that reduce such consolidated net income which do not represent a recurring cash item in such period or any future period, in each case, after adjustments for unconsolidated partnerships and joint ventures provided that there shall not be included in such calculation (i) any proceeds of any insurance policy other than rental or business interruption insurance received by such person, (ii) any gain or loss which is classified as “extraordinary” in accordance with GAAP, (iii) any capital gains and losses and taxes related to capital gains and losses, (iv) income (or loss) associated with third party ownership of non-controlling equity interests, (v) gains or losses on the sale of discontinued operations as detailed in the most recent financial statements delivered, as applicable and (vi) gains from forgiveness of indebtedness.

“Administrative Agent”:  as defined in the preamble hereto.

“Affiliate”:  as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided that, the right to designate a member of a board or manager of a Person will not, by itself, be deemed to constitute “control”.

“Agents”:  the collective reference to the Co-Syndication Agents, the Documentation Agent, and the Administrative Agent.

“Aggregate Exposure”:  with respect to any Lender at any time, an amount equal to (a) until the funding of the Initial Term Loans on the Effective Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender’s Term Loans and (ii) the amount of such Lender’s undrawn Initial Term Loan Commitment then in effect.

“Aggregate Exposure Percentage”:  with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

“Agreement”:  this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Applicable Margin”:

(a)On any day from and after the Effective Date (and unless and until the Parent REIT obtains an Investment Grade Rating and the Borrower irrevocably elects in a written notice to the Administrative Agent to have the Applicable Margin determined pursuant to subparagraph (b) below (such election, the “Ratings Opt-In” and the date of such election the “Ratings Opt-In Date”)), for each Type of Loan, a percentage per annum determined by reference to the Consolidated Leverage Ratio pursuant to the pricing grid below:

Pricing Level	Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
I	<0.35 to 1.00	1.500%	0.500%
II	≥ 0.35 to 1.00 and <0.40 to 1.00	1.550%	0.550%
III	≥ 0.40 to 1.00 and < 0.45 to 1.00	1.650%	0.650%
IV	≥ 0.45 to 1.00 and < 0.50 to 1.00	1.750%	0.750%
V	≥ 0.50 to 1.00 and < 0.55 to 1.00	1.850%	0.850%
VI	≥ 0.55 to 1.00	2.200%	1.200%

The initial Applicable Margin shall be at Pricing Level I.  At such time as this subparagraph (a) is applicable, changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 50th day after the end of each of the first three quarterly periods of each fiscal year or the 95th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph.  If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 0.55 to 1.00.  Each determination of the Consolidated Leverage Ratio pursuant to this pricing grid shall be made for the periods and in the manner contemplated by Section 7.1(a).

(b)From and after the Ratings Opt-In Date, the Applicable Margin shall mean, as of any date of determination, a percentage per annum determined by reference to the Credit Rating Level as set forth below (provided that any accrued interest payable at the Applicable Margin determined by reference to the Consolidated Leverage Ratio shall be payable as provided in Section 2.13):

Pricing Level	Credit Rating Level	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
I	Credit Rating Level 1	1.400%	0.400%
II	Credit Rating Level 2	1.450%	0.450%
III	Credit Rating Level 3	1.550%	0.550%
IV	Credit Rating Level 4	1.750%	0.750%
V	Credit Rating Level 5	2.300%	1.300%

At such time as this subparagraph (b) is applicable, the Applicable Margin for each Base Rate Loan shall be determined by reference to the Credit Rating Level in effect from time to time, and the Applicable Margin for any Interest Period for all Eurodollar Rate Loans comprising part of the same borrowing shall be determined by reference to the Credit Rating Level in effect on the first day of such Interest Period; provided, however, that no change in the Applicable Margin resulting from the application of the Credit Rating Levels or a change in the Credit Rating Level shall be effective until three Business Days after the date on which the Administrative Agent receives written notice of the application of the Credit Rating Levels or a change in such Credit Rating Level.  From and after the first time that the Applicable Margin is based on the Borrower’s Investment Grade Rating, the Applicable Margin shall no longer be calculated by reference to the Consolidated Leverage Ratio.

“Appraisal”:  an MAI appraisal of the value of an Eligible Unencumbered Real Property Asset or other Real Property Asset, determined on an “as-is” value basis, performed by an independent appraiser.

“Appraisal Notice”:  a notice delivered by the Administrative Agent to the Borrower following an Appraisal Trigger Event, requesting Appraisals pursuant to Section 6.11.

“Appraisal Trigger Event”:  as defined in Section 6.11(a).

“Arrangers”:  each of Capital One, National Association, SunTrust Robinson Humphrey, Inc., and Mizuho Bank Ltd. and its designated affiliates, each in their capacity as joint lead arranger and bookrunner.

“Assignee”:  as defined in Section 10.6(c).

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an Assignee (with the consent of any party whose consent is required by Section 10.6), and accepted by the Administrative Agent in the form of Exhibit E or any other form approved by the Administrative Agent and the Borrower.

“Assignor”:  as defined in Section 10.6(c).

“Bail-In Action”:  the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”:  with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code”:  Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.

“Bank Secrecy Act”:  the Bank Secrecy Act, 31 CFR 103, as amended from time to time.

“Base Rate”:  for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) 1.0% per annum plus the Eurodollar Rate (for avoidance of doubt after giving effect to the proviso of the definition thereof) applicable to an Interest Period of one month.  For purposes hereof:  “Prime Rate” shall mean the rate of interest then most recently established and publicly announced by Capital One as its “prime rate”.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the one-month Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the one-month Eurodollar Rate, respectively.

“Base Rate Loans”:  Loans for which the applicable rate of interest is based upon the Base Rate.

“Benchmark Replacement”: the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment”: with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Amendment”: as defined in Section 2.26(a).

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent in consultation with the Borrower decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent in consultation with the Borrower determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date”: the earlier to occur of the following events with respect to the LIBO Rate:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.”

“Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the LIBO Rate:

(1)

a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date”: (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date mutually agreed to by the Administrative Agent and the Borrower.

“Benchmark Unavailability Period”: if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with the Section titled “Effect of Benchmark Transition Event” and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to the Section titled “Effect of Benchmark Transition Event.”

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender”:  as defined in Section 10.7.

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”:  as defined in the preamble hereto.

“Borrowing Date”:  any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Borrowing Notice”:  with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit H, delivered to the Administrative Agent.

“Business Day”:  (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Lease Obligations”:  with respect to any Person (and subject to Section 10.16), the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalization Rate”:  with respect to any Real Property Asset, 7.25%.

“Cash Equivalents”:  (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Casualty”:  with respect to any Property, that such Property is damaged or destroyed, in whole or in part, by fire or other casualty.

“Change in Law”:  the occurrence, after the Effective Date(or, with respect to any Lender not party to this Agreement as of the Effective Date, such later date on which such Lender becomes party hereto), of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control”:  the occurrence of any of the following events:  (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), excluding the Permitted Investors, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of the Parent REIT; (b) during any period of 12 consecutive months, the board of directors of the Parent REIT shall cease to consist of a majority of Continuing Directors; (c) the Borrower shall cease to own, directly or indirectly, 100% of the equity interests of any Subsidiary Guarantor free and clear of any Liens (other than Permitted

Liens) unless the Eligible Unencumbered Assets owned by such Subsidiary Guarantor are removed from the Unencumbered Pool in accordance with this Agreement; or (d) the Parent REIT or one of its Wholly Owned Subsidiaries shall (i) fail to be sole general partner of the Borrower or cease to own, directly or indirectly, all the general partnership interests of the Borrower, (ii) fail to control the management and policies of the Borrower or (iii) fail to own a majority of the Capital Stock of the Borrower.

“Class A Notes”: as defined in the definition of “Permitted Note Purchase”.

“Class B Notes”: as defined in the definition of “Permitted Note Purchase”.

“Closing Date Ground Leases”:  each of (a) 817 First Colonial Road, Virginia Beach, Virginia, 23451; (b) 4804 West Plano Parkway, Plano, Texas, 75093; (c) 1175 N 21st Street, Newark, Ohio, 43055; (d) 187 High Street, Ellsworth, Maine, 04605; (e) 4035 Route 31, Clay, NY, 13039; (f) 7736 State Ave, Kansas City, Kansas, 66112-2820; (g) 304 Hartford Turnpike, Vernon, Connecticut, 06066-4719; (h) 54 N Groesbeck Hwy, Mount Clemens, MI, 48043-5427; (i) 528 South Broadway, Salem, New Hampshire, 03079; (j) 560 N Lexington-Springmill Road, Mansfield, Ohio, 44906; (k) 1690 Beaver Road, Baden, Pennsylvania, 15005; (l) 1615 E. Churchville Road, Bel Air, Maryland, 21015.

“Co-Syndication Agents”:  as defined in the preamble hereto.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Commitment”:  with respect to any Lender, each of the Initial Term Loan Commitment, and the Incremental Loan Commitment of such Lender.

“Commodity Exchange Act”:  the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and the applicable rules, regulations and orders of the Commodity Futures Trading Commission (and the application and official interpretation thereof) related thereto.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of any Plan subject to Section 412 or 430 of the Code, Section 414(b), (c), (m) or (o) of the Code.

“Compliance Certificate”:  a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

“Condemnation”:  a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Property or any part thereof.

“Consolidated Adjusted EBITDA”: for any given period and without duplication, (a) the Consolidated EBITDA of the Parent REIT and its Subsidiaries determined on a consolidated basis for such period, minus (b) the Reserve for Replacements.  The Parent REIT’s Ownership Share of the Consolidated Adjusted EBITDA of its Unconsolidated Joint Ventures will be included when determining the Consolidated Adjusted EBITDA of the Parent REIT.

“Consolidated EBITDA”:  with respect to a Person for any period and without duplication:  (a) net income (loss) of such Person for such period determined on a consolidated basis excluding the following (but only to the extent included in determining net income (loss) for such period):  (i) depreciation and amortization; (ii) interest expense; (iii) income tax expense; (iv) extraordinary or nonrecurring items, including, without limitation, gains and losses from the sale of operating Real Property Assets; and (v) equity in net income (loss) of its Unconsolidated Joint Ventures; plus (b) such Person’s Ownership Share of Consolidated EBITDA of its Unconsolidated Joint Ventures.  Consolidated EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to FASB ASC 805.  For purposes of this definition, nonrecurring items shall be deemed to include (1) gains and losses on early extinguishment of Indebtedness, (2) severance and other restructuring charges and non-cash items and charges, including share-based compensation expense and impairment charges or expenses (to the extent not actually paid as a cash expense and other than non-cash charges that constitute an accrual of a reserve for future cash payments or charges), (3) transaction costs of permitted transactions which transaction costs are not permitted to be capitalized pursuant to GAAP, (4) impairment losses, (5) equity based, non-cash compensation, and (6) (x)  transaction and restructuring costs and expenses incurred in connection with the initial public offering of the Parent REIT (other than severance costs and expenses) to the extent arising on or prior to January 25, 2020 and (y) transaction and restructuring costs and expenses incurred in connection with the Parent REIT Follow-On Offering  (other than severance costs and expenses) to the extent arising on or prior to the date that falls 18 months after the Effective Date (or, in each case, such later date as determined by the Administrative Agent in the exercise of its reasonable discretion; provided that to the extent any such period shall have been extended by the administrative agent under the Existing Credit Agreement, such period shall be deemed to be extended hereunder for a concurrent period). The Parent REIT’s Ownership Share of the Consolidated EBITDA of its Unconsolidated Joint Ventures will be included when determining the Consolidated EBITDA of the Parent REIT.  For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Parent REIT or any Subsidiary shall have made any Adjustment Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Adjustment Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Parent REIT or any Subsidiary shall have made an Adjustment Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a pro forma basis.  For purposes hereof, “Adjustment Disposition” means any Disposition or series of related Dispositions that yields gross proceeds to the Parent REIT or any of its Subsidiaries in excess of $100,000,000, and “Adjustment Acquisition” means any Acquisition that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the Capital Stock of a Person, and (b) involves the payment of consideration by the Parent REIT and its Subsidiaries in excess of $100,000,000.

“Consolidated Fixed Charge Coverage Ratio”:  for any period, the ratio of (a) Consolidated Adjusted EBITDA of the Group Members for such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges”:  with respect to a Person and for any period and without duplication:  (a) the Consolidated Interest Expense of such Person paid in cash for such period, plus (b) the aggregate of all regularly scheduled principal payments on Indebtedness payable by such Person during such period (excluding balloon, bullet or similar payments of principal due upon the stated maturity of Indebtedness), plus (c) the aggregate amount of all Preferred Dividends paid by such Person during such period. The Parent REIT’s Ownership Share of the Consolidated Fixed Charges of its Unconsolidated Joint Ventures will be included when determining the Consolidated Fixed Charges of the Parent REIT.

“Consolidated Interest Expense”:  with respect to a Person and for any period, without duplication, (a) total interest expense of such Person, including capitalized interest (other than capitalized interest funded under a construction loan interest reserve account), determined on a consolidated basis in accordance with GAAP for such period, but excluding amortization of deferred loan costs, gains or losses on the early retirement of Indebtedness, debt modification charges, or prepayment premiums, plus (b) such Person’s Ownership Share of the Consolidated Interest Expense of its Unconsolidated Joint Ventures for such period.

“Consolidated Leverage Ratio”:  on any date of determination, the ratio of (a) Consolidated Total Debt of the Group Members on such date to (b) Total Asset Value on such date; provided that for purposes of calculating Total Asset Value on any date, the Total Asset Value of any Person Disposed of by the Borrower or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

“Consolidated Secured Debt”:  with respect to a Person as of a given date and without duplication, the aggregate principal amount of all Indebtedness of such Person outstanding on such date that is secured in any manner by any lien on any property and, in the case of the Parent REIT, shall include (without duplication) the Parent REIT’s Ownership Share of the Consolidated Secured Debt of its Unconsolidated Joint Ventures; provided that, any Recourse Indebtedness that is secured only by a pledge of equity interests shall not be deemed to be Consolidated Secured Debt.

“Consolidated Secured Debt Leverage Ratio”:  on any date of determination, the ratio of (a) Consolidated Secured Debt of the Group Members on such date to (b) Total Asset Value on such date; provided that for purposes of calculating Total Asset Value on any date, the Total Asset Value of any Person Disposed of by the Borrower or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

“Consolidated Total Debt”:  as to any Person as of a given date and without duplication:  (a) all Indebtedness of such Person and its Subsidiaries determined on a consolidated basis, and (b) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Joint Venture of such Person.

“Consolidated Unsecured Debt”:  with respect to a Person as of a given date, all Consolidated Total Debt of such Person that is not Consolidated Secured Debt of such Person; provided that, any Recourse Indebtedness that is secured only by a pledge of equity interests shall be deemed to be Consolidated Unsecured Debt.

“Consolidated Unsecured Interest Expense”: with respect to a Person for any period and without duplication, all Consolidated Interest Expense of such Person for such period attributable to Consolidated Unsecured Debt of such Person.

“Continuing Directors”:  the directors of the Parent REIT on the Effective Date, after giving effect to the transactions contemplated hereby or at the beginning of any period of 12 consecutive months for which any such determination is being made, and each other director of the Parent REIT, if, in each case, such other director’s nomination for election to the board of directors of the Parent REIT is recommended or approved by at least a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of the Parent REIT.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control Investment Affiliate”:  as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Credit Rating”: as of any date of determination, the higher of the credit ratings (or their equivalents) most recently announced for the Parent REIT’s long-term senior unsecured non-credit enhanced debt for borrowed money by, subject to the terms hereof, any of the Rating Agencies. A credit rating of BBB- from S&P is equivalent to a credit rating of Baa3 from Moody’s and vice versa. A credit rating of BBB from S&P is equivalent to a credit rating of Baa2 from Moody’s and vice versa. A credit rating of BBB+ from S&P is equivalent to a credit rating of Baa1 by Moody’s and vice versa. A credit rating of A- from S&P is equivalent to a credit rating of A3 from Moody’s and vice versa. It is the intention of the parties that if the Parent REIT shall only obtain a credit rating from S&P or Moody’s without seeking or obtaining a credit rating from the other of S&P or Moody’s, the Borrower shall be entitled to the benefit of the Credit Rating Level for such Credit Rating. In the event the only credit rating is from Fitch, the Parent REIT shall be deemed to not have a Credit Rating.  If the Parent REIT shall have obtained a credit rating from more than one of the Rating Agencies, the highest of the ratings shall control, unless the split in the Credit Ratings is two or more Credit Rating Levels apart, in which case the Credit Rating

Level shall be deemed to be the Credit Rating Level that is immediately below the higher of the two ratings. In the event, subject to the terms hereof, that the Parent REIT shall have obtained a credit rating from more than one of the Rating Agencies and shall thereafter lose such rating or ratings (whether as a result of a withdrawal, suspension, election to not obtain a rating, or otherwise) such that only one rating from S&P or Moody’s is remaining, the operative rating would be deemed to be the remaining rating. In the event that the Parent REIT shall have obtained a credit rating from one or more of the Rating Agencies and shall thereafter lose such rating or ratings (whether as a result of withdrawal, suspension, election to not obtain a rating, or otherwise) from such Rating Agencies and as a result does not have a credit rating from one or more of S&P or Moody’s, the Borrower shall be deemed for the purposes hereof not to have a Credit Rating. If at any time any of the Rating Agencies shall no longer perform the functions of a securities rating agency, then the Borrower and the Administrative Agent shall promptly negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each substitute rating agency with that of the rating agency being replaced; provided that to the extent any such successor rating agency shall have been approved pursuant to the terms of the Existing Credit Agreement, such successor rating agency shall be deemed approved hereunder), and pending such amendment, the Credit Rating of the other of S&P or Moody’s, if one has been provided, shall continue to apply.

“Credit Rating Level”:  one of the following five pricing levels, as applicable, and provided that, from and after Ratings Opt-In Date, during any period that the Parent REIT has no Credit Rating, Credit Rating Level 5 shall be the applicable Credit Rating Level:

“Credit Rating Level 1” means the Credit Rating Level applicable for so long as the Credit Rating is greater than or equal to A- by S&P or A3 by Moody’s;

“Credit Rating Level 2” means the Credit Rating Level applicable for so long as the Credit Rating is greater than or equal to BBB+ by S&P or Baa1 by Moody’s and Credit Rating Level 1 is not applicable;

“Credit Rating Level 3” means the Credit Rating Level applicable for so long as the Credit Rating is greater than or equal to BBB by S&P or Baa2 by Moody’s and Credit Rating Levels 1 and 2 are not applicable;

“Credit Rating Level 4” means the Credit Rating Level applicable for so long as the Credit Rating is greater than or equal to BBB- by S&P or Baa3 by Moody’s and Credit Rating Levels 1, 2 and 3 are not applicable; and

“Credit Rating Level 5” means the Credit Rating Level which would be applicable for so long as the Credit Rating is less than BBB- by S&P (if S&P has issued a Credit Rating) and Baa3 by Moody’s (if Moody’s has issued a Credit Rating) or there is no Credit Rating.

“Debtor Relief Laws”:  the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or otherwise available debtor relief laws of the United States, of any State or of any other applicable jurisdictions from time to time in effect.

“Default”:  any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”:  subject to Section 2.24(b), any Lender that:

(a)has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due,

(b)has notified the Borrower, the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied),

(c)has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or

(d)has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) has become the subject of a Bail-In Action; provided that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Derivatives Counterparty”:  as defined in the definition of “Restricted Payment”.

“Disclosable Event”:  as defined in Section 6.13.

“Disposition”:  with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Division Transaction”: with respect to any limited liability company (a) the division of such limited liability company into two or more limited liability companies pursuant to a “plan of division” or similar method or (b) the creation, or reorganization into, or allocation of its assets to, one or more series, in the case of clause (a) and (b) above, within the meaning of the Delaware Limited Liability Company Act or similar statute in any other state.

“Documentation Agent”:  as defined in the preamble hereto.

“Dollars” and “$”:  dollars in lawful currency of the United States of America.

“Early Opt-in Election”: the occurrence of:

(1)(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2)(i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.”

“EEA Financial Institution”:  (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”:  any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”:  any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date”:  November 26, 2019.

“Eligible Subsidiary”:  each direct or indirect Subsidiary of the Borrower that directly or indirectly owns or leases an Eligible Unencumbered Asset.

“Eligible Unencumbered Assets”:  collectively, the Eligible Unencumbered Mortgage Notes Receivable, the Eligible Unencumbered Real Property Assets and Eligible Unencumbered Other Assets.

“Eligible Unencumbered Mortgage Notes Receivable”:  any Mortgage Note Receivable that is (i) not subject to (a) a Lien other than Permitted Liens or (b) any Negative Pledge other than Permitted Negative Pledges, (ii) not more than 60 days past due, (iii) owned solely by the Borrower or a Subsidiary Guarantor, (iv) secured by a first priority lien on real property located on a Real Property Asset that meets the criteria for Eligible Unencumbered Real Property Asset (excluding the conditions set forth in clause (b) of the definition thereof) and (v) if owned by a subsidiary of the Parent REIT, (a) no direct or indirect equity interest of such subsidiary is subject to any Liens (other than in favor of the Parent REIT or any Wholly-Owned Subsidiary of the Parent REIT or of the Borrower and Permitted Liens) or Negative Pledge (other than Permitted Negative Pledges) and (b) the Borrower has the right, directly or indirectly, to sell, transfer or otherwise dispose of such Mortgage Note Receivable without the consent of any Person (other than any consent required under this Agreement and other than Permitted Transfer Restrictions).

“Eligible Unencumbered Mortgage Notes Receivable Value”:  on any date of determination, an aggregate amount equal to the GAAP book value of Eligible Unencumbered Mortgage Notes Receivable as of such date, provided that, the Eligible Unencumbered Mortgage Notes Receivable Value for any Eligible Unencumbered Mortgage Notes Receivable owned by an Unconsolidated Joint Venture shall be equal to the Parent REIT’s Ownership Share of the Eligible Unencumbered Mortgage Notes Receivable Value for such Eligible Unencumbered Mortgage Notes Receivable, and provided further that the Eligible Unencumbered Mortgage Notes Receivable Value shall not exceed more than 10% of the total Eligible Unencumbered Pool Asset Value.

“Eligible Unencumbered Other Assets”:  cash, cash equivalents and Marketable Securities that are (i) not subject to (a) a Lien other than Permitted Liens or (b) any Negative Pledge other than Permitted Negative Pledges, (ii) owned solely by the Borrower or a Subsidiary Guarantor and (iii) if owned by a subsidiary of the Parent REIT, (a) no direct or indirect equity interest of such subsidiary is subject to any liens (other than in favor of the Parent REIT or any Wholly-Owned Subsidiary of the Parent REIT or of the Borrower and Permitted Liens) or Negative Pledge (other than Permitted Negative Pledges) and (b) the Borrower has the right, directly or indirectly, to sell, transfer or otherwise dispose of such cash, cash equivalents and Marketable Securities without the consent of any Person (other than any consent required under this Agreement and other than Permitted Transfer Restrictions), provided that, value given to Eligible Unencumbered Other Assets owned by an Unconsolidated Joint Venture shall be equal to the Parent REIT’s Ownership Share of the applicable value for such Eligible Unencumbered other assets.  As of any date of determination, the GAAP book value of Marketable Securities that constitute Eligible Unencumbered Other Assets shall not exceed 5.0% of Total Asset Value as of such date.

“Eligible Unencumbered Pool Asset Value”:  on any date of determination, an aggregate amount equal to:

(a)with respect to the Eligible Unencumbered Real Property Assets, the Eligible Unencumbered Real Property Value, plus

(b)with respect to the Eligible Unencumbered Mortgage Notes Receivable, the Eligible Unencumbered Mortgage Notes Receivable Value.

For purposes of determining Eligible Unencumbered Pool Asset Value, Net Operating Income from Real Property Assets disposed of by the Parent REIT or any subsidiary, during the fiscal quarter most recently ended shall be excluded from the calculation of Eligible Unencumbered Pool Asset Value.

“Eligible Unencumbered Real Property Asset”:  any Real Property Asset for which the Administrative Agent has received an Eligible Unencumbered Real Property Asset Certificate from the Borrower certifying that such Real Property Asset meets the following criteria:

(a)such Real Property Asset is located in any of the 50 states of the United States or the District of Columbia;

(b)such Real Property Asset is wholly-owned by the Borrower or a Subsidiary Guarantor in fee simple or subject to a ground lease pursuant to an Acceptable Ground Lease;

(c)such Real Property Asset shall not have any material environmental, structural, title or other defects, and not be subject to any condemnation proceeding that in any event would give rise to a materially adverse effect as to the value, use of, operation of or ability to sell or finance such Real Property Asset;

(d)(i) such Real Property Asset shall be subject to (A) a triple-net lease to a third party or (B) a double-net lease to a third party and (ii) the weighted average remaining lease term for all Eligible Unencumbered Real Property Assets at any time shall be greater than ten years;

(e)the Administrative Agent shall have received a full Appraisal of such Real Property Asset, prepared in accordance with USPAP or, in the event an Appraisal is not available, a true and complete copy of the purchase agreement for such Real Property Asset;

(f)such Real Property Asset is not subject to (i) a Lien (other than Permitted Liens) or (ii) any Negative Pledge (other than Permitted Negative Pledges); and

(g)if such Real Property Asset is owned by a subsidiary of the Parent REIT, (i) no direct or indirect equity interest of such subsidiary is subject to any Liens (other than in favor of the Parent REIT or any Wholly-Owned Subsidiary of the Parent REIT or of the Borrower and Permitted Liens) or Negative Pledge (other than Permitted Negative Pledges) and (ii) the Borrower has the right, directly or indirectly, to sell, transfer or otherwise dispose of such Real Property Asset without the consent of any Person, in each case, other than any consent required under this Agreement and other than Permitted Transfer Restrictions.

A Real Property Asset satisfying the conditions set forth above shall become an Eligible Unencumbered Real Property Asset on the second Business Day after receipt by the Administrative Agent of an Eligible Unencumbered Real Property Asset Certificate from the Borrower.

“Eligible Unencumbered Real Property Asset Certificate”:  a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit D.

“Eligible Unencumbered Real Property Value”: on any date of determination, subject to the proviso below, an aggregate amount equal to:

(a)the sum of (A) for any Eligible Unencumbered Real Property Asset owned or leased by the Parent REIT and its subsidiaries for more than four fiscal quarters, the Unencumbered NOI of such Eligible Unencumbered Real Property Asset for the fiscal quarter most recently ended multiplied by four divided by the applicable Capitalization Rate for such asset and (B) for any Eligible Unencumbered Real Property Asset owned or leased by the Parent REIT and the subsidiaries for less than four fiscal quarters, an amount equal to the lesser of the appraised value and the sum of the purchase price plus lease incentives of such Eligible Unencumbered Real Property Asset (unless no Appraisal is available as of such date of determination, in which case the amount shall be the sum of the purchase price plus lease incentives); provided that, the aggregate amount of lease incentives included above for all Eligible Unencumbered Real Property Assets as of any date of determination shall not exceed 5% of Eligible Unencumbered Real Property Value:

minus the sum of:

(b)(i)the aggregate Eligible Unencumbered Real Property Value of Real Property Assets leased to any single tenant or group of Affiliates thereof exceeding 15% of the Eligible Unencumbered Real Property Value;

(ii)[reserved];

(iii)the aggregate Eligible Unencumbered Pool Asset Value of properties with tenants whose business is classified within the same NAICS Industry Group exceeding 25% of the Eligible Unencumbered Real Property Value;

(iv)the aggregate Eligible Unencumbered Real Property Value of properties located in a single state exceeding 20% of the Eligible Unencumbered Real Property Value;

(v)the aggregate Eligible Unencumbered Real Property Value of properties subject to construction, redevelopment or undeveloped land exceeding 10% of the Eligible Unencumbered Real Property Value;

(vi)the aggregate Eligible Unencumbered Real Property Value of properties subject to a ground lease exceeding 15% of the Eligible Unencumbered Real Property Value; and

(vii)the aggregate Eligible Unencumbered Real Property Value of properties subject to a double-net lease exceeding 15% of the Eligible Unencumbered Real Property Asset Value;

For purposes of determining Eligible Unencumbered Real Property Value, (i) Net Operating Income from Real Property Assets disposed of by the Parent REIT or any Subsidiary during the fiscal quarter most recently ended shall be excluded from the calculation of Eligible Unencumbered Real Property Value and (ii) the Eligible Unencumbered Real Property Value for any Eligible Unencumbered Real Property Asset owned by an Unconsolidated Joint Venture shall be equal to the Parent REIT’s Ownership Share of the Eligible Unencumbered Real Property Value for such Eligible Unencumbered Real Property Asset.  Nothing in either clause (a) or (b) above shall require that the Parent REIT or a subsidiary obtain an Appraisal of any real estate, unless such Appraisal is required by GAAP.

“Environmental Claim”:  any investigative, enforcement, cleanup, removal, containment, remedial, or other private or governmental or regulatory action threatened, instituted, or completed pursuant to any applicable Environmental Law against any Group Member or against or with respect to any Real Property or facility.

“Environmental Laws”:  any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, agreements or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

“Environmental Permits”:  any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“EU Bail-In Legislation Schedule”:  the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Reserve Requirements”:  for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”:  for any Interest Period as to any Eurodollar Loan, subject to Section 2.26, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (local time in London, England), two Business Days prior to the commencement of such Interest Period or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (local time in London, England) two Business Days prior to the commencement of such Interest Period; provided that, if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided further that, if any such rate determined pursuant to the preceding clauses (i) or (ii) is below zero, the LIBO Rate will be deemed to be zero.

“Eurodollar Loans”:  Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

“Eurodollar Rate”:  with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 – Eurocurrency Reserve Requirements

“Eurodollar Tranche”:  the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”:  any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”:  as defined in the definition of “Change of Control”.

“Excluded Hedge Obligation”:  with respect to any Loan Party, any obligation under Specified Hedge Agreements if, and to the extent that, all or a portion of the Guarantee Obligations of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such obligation (or any Guarantee Obligation thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee Obligation of such Loan Party becomes effective with respect to such obligation under such Hedge Agreement. If an obligation under a Specified Hedge Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such obligation that is attributable to swaps for which such Guarantee Obligation or security interest is or becomes illegal.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of April 12, 2019, by and among, the Borrower, as borrower, the Parent REIT and certain of its Subsidiaries, as guarantors, and Barclays Bank Plc, as administrative agent, as the same may be amended, restated, restructured, refinanced, updated, extended, renewed, supplemented, or otherwise modified from time to time.

“Facility”:  each of (a) the Initial Term Loans made or to be made hereunder (the “Initial Term Loan Facility”), and (b) any Series of Incremental Loans (each such Series, an “Incremental Loan Facility”).

“FATCA”:  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA”:  the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., as amended from time to time.

“Federal Funds Effective Rate”:  for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate.

“Federal Reserve Bank of New York’s Website”: the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fitch”:  Fitch, Inc. and its successors.

“Funding Office”:  the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

“GAAP”:  generally accepted accounting principles in the United States of America as in effect from time to time, as adopted by the Financial Accounting Standards Board and the SEC.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners and any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender”:  as defined in Section 10.6(g).

“Group Members”:  the Parent REIT and all of its Subsidiaries, including, without limitation, the Borrower.

“Guarantee Agreement”:  the Guarantee Agreement to be executed and delivered by the Parent REIT and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness, leases, dividends or other payment obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (A) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (B) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”:  the collective reference to the Parent REIT and the Subsidiary Guarantors.

“Hedge Agreements”:  all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity or currency futures contracts, options to purchase or sell a commodity or currency, or option, warrant or other right with respect to a commodity or currency futures contract or similar arrangements entered into by the Group Members providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Hedge Bank”: any Person that is an Agent, a Lender, an Arranger or an Affiliate of any of the foregoing at the time it enters into a Specified Hedge Agreement, in its capacity as a party thereto, whether or not such Person subsequently ceases to be an Agent, a Lender, an Arranger or an Affiliate of any of the foregoing; provided that, at the time of entering into a Specified Hedge Agreement, no Hedge Bank shall be a Defaulting Lender.

“Incremental Lenders”:  as defined in Section 2.23.

“Incremental Loan Amendment”:  as defined in Section 2.23.

“Incremental Loan Commitment”:  as defined in Section 2.23.

“Incremental Loan Effective Date”:  as defined in Section 2.23.

“Incremental Loan Facility”:  as defined in the definition of “Facility” in this Section 1.1.

“Incremental Loan Maturity Date”:  with respect to any Series of Incremental Loans, the date on which such Series shall become due and payable in full hereunder, as specified in the applicable Incremental Loan Amendment (whether at the stated maturity, by acceleration or otherwise).

“Incremental Loans”:  as defined in Section 2.23.

“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property (excluding any obligations under a contract to purchase Property that has not been consummated) or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of others of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but limited to the lesser of the fair market value of such property and the aggregate amount of the obligations so secured, and (j) for the purposes of Section 7.2(n) and Section 8.1(e) only, all net obligations of such Person in respect of Hedge Agreements.  The Indebtedness of any Person shall (x) include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor and (y) exclude liabilities or obligations associated with operating leases whether or not included in Indebtedness in accordance with GAAP.  For purposes of clause (j)

above, the principal amount of Indebtedness in respect of Hedge Agreements shall equal the net amount that would be payable (giving effect to netting) at such time if such Hedge Agreement were terminated.

“Indemnified Liabilities”:  as defined in Section 10.5.

“Indemnitee”:  as defined in Section 10.5.

“Initial Term Loan Commitment”:  as to any Lender, the obligation of such Lender, if any, to make an Initial Term Loan to the Borrower hereunder during the Initial Term Loan Commitment Period in a principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite such Lender’s name on Annex A, as the same may be changed from time to time pursuant to the terms hereof.  The aggregate amount of the Initial Term Loan Commitments on the Effective Date is $430,000,000. The Initial Term Loan Commitment shall automatically terminate on the Initial Term Loan Commitment Termination Date.

“Initial Term Loan Commitment Period”: the period from the Effective Date through and including the Initial Term Loan Commitment Termination Date.

“Initial Term Loan Commitment Termination Date”: the date that is the earlier of (x) the Initial Term Loan Funding Date,  (y) the date on which the Initial Term Loan Commitments are terminated or reduced to zero in accordance with the Agreement, and (z) 4:00pm (Eastern Time) on May 26, 2020.

“Initial Term Loan Funding Date”: the date when the Initial Term Loan Commitments are fully funded pursuant to Section 2.3.

“Initial Term Loan Lenders”:  each Lender that (a) has an Initial Term Loan Commitment or that is a holder of an Initial Term Loan or (b) has any other Incremental Loan Commitment for other Incremental Loans designated as Initial Term Loans pursuant to Section 2.23 or is the holder of any other Incremental Loan designated as an Initial Term Loan pursuant to Section 2.23.

“Initial Term Loans”:  the term loans made on or prior to the Initial Term Loan Funding Date pursuant to Section 2.3, together with any Incremental Loans designated as Initial Term Loans pursuant to Section 2.23.

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”:  pertaining to a condition of Insolvency.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”:  (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”:  as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one week or one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one week or one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M. (local time in New York City) on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(viii)if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ix)any Interest Period that would otherwise extend beyond any Term Loan Maturity Date shall end on such Term Loan Maturity Date, as applicable; and

(x)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Interpolated Rate”:  in relation to the LIBO Rate for any Loan, the rate which results from interpolating on a linear basis between:

(a)the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of  such Loan; and

(b)the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of such Loan,

each as of approximately 11:00 A.M. (local time in London, England) two Business Days prior to the commencement of such Interest Period of such Loan.

“Investment Grade Ratings”:  the public rating as determined by S&P of at least BBB- or Moody’s of at least Baa3, as the case may be, of the Parent REIT’s senior unsecured non-credit enhanced long-term indebtedness for borrowed money.

“Investments”:  as defined in Section 7.7.

“Joint Venture”:  any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, in which the Parent REIT or its Subsidiaries has a direct or indirect equity or similar interest and which is not a Wholly Owned Subsidiary of the Borrower.

“Lenders”:  the Term Loan Lenders and the Incremental Lenders, as applicable, party to this Agreement from time to time.

“LIBO Rate”:  as defined in the definition of “Eurodollar Base Rate”.

“Lien”:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Documents”:  this Agreement, the Guarantee Agreement, and the Notes.

“Loan Parties”:  collectively, the Parent REIT, the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document; “Loan Party” means any one of them.

“Loans”:  the Term Loans and the Incremental Loans (if any).

“Majority Facility Lenders”:  at any time, with respect to any Facility, the holders of more than 50% of in the case of (a) the Initial Term Loan Facility, the aggregate unpaid principal amount of the Initial Term Loans then outstanding (and, in the case any Initial Term Loan Commitments remains undrawn and available, prior to the termination of such Commitments, the holders of more than 50% of the aggregate Initial Term Loan Commitments then in effect); and (b) each Series of Incremental Loans, the aggregate unpaid principal amount of the Incremental Loans of such Series then outstanding (and, in the case any Incremental Loan Commitments of such Series remains undrawn and available, prior to the termination of such Commitments, the holders of more than 50% of the aggregate Incremental Loan Commitments of such Series then in effect.

“Marketable Securities”: securities evidencing indebtedness issued by Persons located in, and formed under the laws of, any State of the United States or America or the District of Columbia, which Persons have a senior unsecured long term credit rating of BBB- or higher from S&P, Baa3 or higher from Moody’s, or an equivalent or higher rating from another Rating Agency.

“Material Acquisition”:  any Acquisition (or series of related Acquisitions) or any Investment (or series of related Investments) permitted by Section 7.7 and consummated in accordance with the terms of Section 7.7 for which the aggregate consideration paid in respect of such Acquisition or Investment (including any Indebtedness assumed in connection therewith) is $250,000,000 or more.

“Material Adverse Effect”:  (a) a material adverse effect on the business, assets, operations or financial condition of the Loan Parties, taken as a whole; (b) a Material Property Event with respect to the Eligible Unencumbered Assets, taken as a whole; (c) a material impairment of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (d) a material adverse effect on the legality, validity, binding effect or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

“Material Environmental Amount”:  an amount or amounts payable by any of the Group Members or in respect to any Real Property in the aggregate in excess of $20,000,000, for:  costs to comply with any applicable Environmental Law; costs of any investigation, and any remediation, of any Material of Environmental Concern which is required by applicable Environmental Law or a Governmental Authority; and compensatory damages (including, without limitation damages to natural resources), punitive damages, fines, and penalties pursuant to any applicable Environmental Law.

“Material Property Event”:  with respect to any Eligible Unencumbered Asset, the occurrence of any event or circumstance occurring or arising after the date of this Agreement that could reasonably be expected to have a (a) material adverse effect with respect to the financial condition or the operations of such Eligible Unencumbered Asset, (b) material adverse effect on the ownership of such Eligible Unencumbered Asset, or (c) result in a Material Environmental Amount.

“Material Tenant Event”:  any event with respect to any tenant that (together with its affiliates and subsidiaries) either (a) leases properties comprising at least 5.0% of the Total Asset Value of the Parent REIT and its Subsidiaries on a consolidated basis as of the last day of the most recently ended fiscal quarter or (b) contributes at least 5.0% of Net Operating Income of the Parent REIT and its Subsidiaries on a consolidated basis for the most recently ended four-fiscal-quarter period.

“Material Unencumbered Real Property Event”:  any event or series of events that impact properties of the Parent REIT or any of its Subsidiaries or Unconsolidated Joint Ventures that (a) comprise at least 5.0% of the Total Asset Value of the Parent REIT and its Subsidiaries on a consolidated basis as of the last day of the most recently ended fiscal quarter or (b) contribute at least 5.0% of Net Operating Income of the Parent REIT and its Subsidiaries on a consolidated basis for the most recently ended four-fiscal-quarter period.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products (virgin or used), polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other materials, substances or forces of any kind, whether or not any such material, substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could reasonably be expected to give rise to liability under any applicable Environmental Law.

“Money Laundering Control Act”:  the Money Laundering Control Act of 1986, as amended from time to time.

“Moody’s”:  Moody’s Investors Service, Inc. and its successors.

“Mortgage Notes Receivable”:  a note receivable representing indebtedness owed to the Borrower or one of the Parent REIT’s subsidiaries which is secured by a mortgage lien on real property having a value in excess of the amount of such indebtedness, provided that, any such indebtedness owed by an Unconsolidated Joint Venture shall be reduced by the portion of such indebtedness attributable to the Borrower’s or such Subsidiary’s, as applicable, Ownership Share of such Unconsolidated Joint Venture.

“Multiemployer Plan”:  a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA and to which the Borrower or any Commonly Controlled Entity has an obligation to contribute.

“NAICS Industry Group”:  any “Industry Group” as defined by The North American Industry Classification System, as published by the Executive Office of the President Office of Management and Budget, United States 2012.

“Negative Pledge”: with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for the Obligations; provided that, an agreement that (a) conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, or (b) contains Permitted Transfer Restrictions, shall not, in any such case, constitute a Negative Pledge.

“Net Operating Income”:  for any Real Property Asset and for a given period, the following (without duplication and determined on a consistent basis with prior periods):  (i) total revenues (as determined in accordance with GAAP) attributable to such Real Property Asset during the given period, including but not limited to rents, additional rents (including tenant reimbursement income for expenses not excluded from the description in clause (ii) below) and all other revenues (including earned income from direct financing leases) from such Real Property Asset, as well as proceeds from rent/payment loss or business interruption insurance, condemnation awards to the extent relating to lost usage compensation, lease termination fees and legal settlements or awards related to lease or loan payments (but not in excess of the actual rent/payments otherwise payable) but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent/payments, minus (ii) all expenses paid (excluding interest, amortization and depreciation, but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Real Property Asset during the given period, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Property Asset, but specifically excluding (w) any of the foregoing to the extent included in imputed management fee referred to in clause (iv) below as reasonably determined by the Borrower, (x) any general overhead expenses of the Parent REIT and its subsidiaries, (y) capital expenses, debt service charges, losses covered by insurance, and non-cash expenses, and (z) any property management fees) all of the preceding expenses shall only be included to the extent not covered by the tenant as required in the lease agreement, minus (iii) the Reserve for Replacements for such Real Property Asset as of the end of such period, minus (iv) an imputed management fee in an amount equal to the greater of actual management fees incurred or 1% of the gross revenues for such Real Property Asset for such period, minus (v) all rents received from tenants or licensees in default of payment or other material monetary obligations under their lease for 45 days or more, or with respect to leases as to which the tenant or licensee or any guarantor thereunder is subject to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar debtor relief proceeding (and that, with respect to tenants or licensees in bankruptcy, have filed a motion to reject their lease or license respectively in such bankruptcy or other insolvency proceeding).

For purposes of determining Net Operating Income, to the extent that greater than 5% of Net Operating Income is attributable to leases where the mortgagee, tenant or licensee or any guarantor thereunder is subject to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar debtor relief proceeding, such excess shall be excluded.  Net Operating Income shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of above and below market rent intangibles pursuant to FASB ASC 805.

For the purpose of calculating Net Operating Income for any Real Property Asset, (i) the revenue from rents attributable to such Real Property Asset during any monthly period of free rent shall be deemed to be the contracted monthly amount of initial rent immediately following such free rent period, provided that, such period of deemed revenue from rents shall not exceed three months for any Real Property Asset for any tenant and its affiliates and (ii) the Net Operating Income for any Real Property Asset owned by an Unconsolidated Joint Venture shall be equal to the Parent REIT’s Ownership Share of the Net Operating Income for such Real Property Asset.

“Non-Consenting Lender”:  as defined in Section 2.22(b).

“Non-Defaulting Lender”:  at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Excluded Taxes”:  as defined in Section 2.18(a).

“Nonrecourse Indebtedness”: with respect to a Person as of a given date and without duplication, (a) the aggregate principal amount of all indebtedness for borrowed money (or the portion thereof) in respect of which recourse for payment (except Nonrecourse Indebtedness Exceptions) is contractually limited to specific assets of such Person, including equity interests in such Person, encumbered by a lien securing such indebtedness and (b) if such Person is a Single Asset Entity, any indebtedness of such Person (and a loan secured by multiple properties owned by Single Asset Entities shall be considered Nonrecourse Indebtedness of such Single Asset Entities even if such indebtedness is cross-defaulted and cross-collateralized with the loans to such other Single Asset Entities; provided that, such indebtedness that is cross-defaulted and cross-collateralized otherwise satisfies clause (a) above with respect to the applicable Single Asset Entities).

“Nonrecourse Indebtedness Exceptions”:  with respect which Indebtedness for which recourse for payment is generally limited to specific assets encumbered by a lien securing such Indebtedness, customary exceptions for fraud, material misrepresentations, gross negligence, willful misconduct, unlawful acts, misapplication of funds, environmental indemnities, prohibited transfers, claims that result from intentional mismanagement of or waste at the Real Property Asset securing such Nonrecourse Indebtedness or which are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document), failure to pay taxes, failure to maintain insurance, insurance deductibles, ERISA liability, violation of “special purpose entity” covenants, bankruptcy, insolvency receivership or other similar events and other exceptions customarily excluded by institutional lenders in nonrecourse financings of real estate.

“Non-U.S. Lender”:  as defined in Section 2.18(f).

“Non-U.S. Participant”:  as defined in Section 2.18(f).

“Note”:  any promissory note evidencing any Loan.

“Obligations”:  (i) the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise and (ii) all obligations and liabilities of any Loan Party to any Hedge Bank under any Specified Hedge Agreement; provided that, the definition of “Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Hedge Obligations of such Loan Party.

“OFAC”:  Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Charges”:  all ground rents, maintenance charges, impositions other than taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Real Property, now or hereafter levied or assessed or imposed against the Real Property or any part thereof.

“Other Taxes”:  any and all present or future stamp, court or documentary, intangible, recording, filing or similar taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, registration of, enforcement of, receipt or perfection of a security interest under or otherwise with respect to, this Agreement or any other Loan Document.

“Ownership Share”: with respect to any subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Joint Venture of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such subsidiary or Unconsolidated Joint Venture or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such subsidiary or Unconsolidated Joint Venture determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such subsidiary or Unconsolidated Joint Venture.

“Parent REIT”:  as defined in the preamble hereto.

“Parent REIT Follow-On Offering”: the follow-on issuance of the common Capital Stock of the Parent REIT, occurring on March 18, 2019.

“Participant”:  as defined in Section 10.6(b).

“Payment Office”:  the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Investors”:  (a) Eldridge Industries, LLC and (b) Todd L. Boehly, together with his spouse, parents, grandparents, siblings, siblings’ children, aunts, uncles, in-laws, children, stepchildren, grandchildren or stepgrandchildren, or one or more trusts or limited liability companies or other entities, the sole beneficiaries, members or equity owners of which are any of the foregoing, and his charitable trusts.

“Permitted Liens”:  as to any Person:  (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority not yet due and payable (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws if the imposition of such Lien could reasonably be expected to have a Material Adverse Effect) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 6.3; (b) deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar applicable Requirements of Law or in connection with performance of bids and trade contracts and leases where such Person is the tenant; (c) encumbrances on Real Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto which do  not materially detract from the value of such property for its intended business use or impair the intended business use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of (i) the Administrative Agent for the benefit of the Lenders (including their affiliates in respect of any Hedge Agreement permitted hereunder) or (ii) in favor of the administrative agent or other representative on behalf of the administrative agent under the Existing Credit Agreement for the benefit of lenders thereunder (including their affiliates in respect of any Hedge Agreement permitted thereunder); (f) normal and customary rights of setoff against deposits in favor of banks and other depository institutions; (g) Liens of a collecting bank under Section 4-210 of the Uniform Commercial Code, or similar law, on items in the course of collection; (h) Liens in favor of any Group Member in connection with an Eligible Unencumbered Mortgage Note Receivable; and (i) customary liens on cash collateral to secure letters of credit and defaulting lender obligations under the Existing Credit Agreement.

Notwithstanding the foregoing, in no event shall any Lien be created, incurred, assumed or suffered to exist on (x) any Eligible Unencumbered Asset (except Liens pursuant to clauses (a), (c) or (e) above), or (y) the Capital Stock of any Person that is the direct or indirect owner of any Eligible Unencumbered Asset (except inchoate Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority not yet due and payable pursuant to clause (a) above or Liens pursuant to clause (e) above).

“Permitted Negative Pledge”:  as defined in Section 7.12.

“Permitted Note Purchase”: collectively, the following transactions occurring prior to the Effective Date (a) the contribution by the Borrower of the net proceeds of certain borrowings under the Existing Credit Agreement to SCF RC Funding Canal LLC, a direct or indirect wholly-owned subsidiary of the Borrower, or any other direct or indirect wholly-owned subsidiary of the Borrower, as cash common equity, (b) the purchase by SCF RC Funding Canal LLC, or any other direct or indirect wholly-owned subsidiary of the Borrower of (i) Net-Lease Mortgage Notes, Series 2016-1, Class A issued by SCFRCF I and SCFRCF II (the “Class A Notes”), and (ii) the Net-Lease Mortgage Notes, Series 2016-1, Class B issued by SCFRCF I and SCFRCF II (the “Class B Notes” and, together with the Class A Notes, the “2016-1 Notes”), in each case, issued pursuant to the 2016-1 Supplement, on the secondary market for an amount equal to the par value of the 2016-1 Notes plus accrued and unpaid interest on such notes, or such higher purchase price as is agreed upon with the holders thereof, with such net proceeds, and (c) the repayment, redemption or cancellation of the 2016-1 Notes by SCFRCF,  SCFRCF II and/or SCFRCF III.

“Permitted Transfer Restrictions”: (a) obligations, encumbrances or restrictions contained in any sale agreement restricting the creation of liens on, or the sale, transfer or other disposition of equity interests or property that is subject to, any Real Property Asset pending the sale thereof; provided that the encumbrances and restrictions apply only to the subsidiary or assets that are subject to such sale agreement, (b) reasonable and customary restrictions on transfer, mortgage liens, pledges and changes in beneficial ownership arising under management agreements, franchise agreements and ground leases entered into in the ordinary course of business (including in connection with any acquisition or development of any applicable Real Property Asset, without regard to the transaction value), including rights of first offer or refusal arising under such agreements and leases, in each case, that limit, but do not prohibit, sale or mortgage transactions, (c) reasonable and customary obligations, encumbrances or restrictions contained in agreements not constituting Indebtedness entered into with limited partners or members of the Borrower or of any other subsidiary of the Parent REIT imposing obligations in respect of contingent obligations to make any tax “make whole” or similar payment arising out of the sale or other transfer of assets reasonably related to such limited partners’ or members’ interest in the Borrower or such subsidiary pursuant to “tax protection” or other similar agreements, and (d) obligations, encumbrances or restrictions contained in the Existing Credit Agreement.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”:  any employee benefit plan, other than a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA, that is covered by ERISA and in respect of which the Borrower is an “employer” as defined in Section 3(5) of ERISA.

“Pre-Conversion Borrower”:  as defined in Section 4.1(b).

“Preferred Dividends”: for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Parent REIT or any of its subsidiaries. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in equity interests (other than mandatorily redeemable stock) payable to holders of such class of equity interests, (b) paid or payable to the Parent REIT or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests”: with respect to any Person, equity interests in such Person which are entitled to preference or priority over any other equity interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate”:  as defined in the definition of “Base Rate”.

“Principal Financial Officer”:  the chief financial officer, any director (or equivalent) or officer from time to time of the Parent REIT with actual knowledge of the financial affairs of the Parent REIT and its Subsidiaries.

“Pro Forma Balance Sheet”:  as defined in Section 4.1.

“Projections”:  as defined in Section 6.2(c).

“Property”:  any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Rating Agency”:  each of S&P, Moody’s and Fitch, or any other nationally recognized statistical rating agency which has been approved by the Administrative Agent in its sole discretion.

“Ratings Opt-In”:  as defined in the definition of “Applicable Margin”.

“Ratings Opt-In Date”:  as defined in the definition of “Applicable Margin”.

“Real Property”:  with respect to any Person, all of the right, title, and interest of such Person in and to land, improvements and fixtures, including ground leases.

“Real Property Asset”: a real property asset (including improvements, fixtures, equipment and related tangible personal property) owned by the Borrower or any of the subsidiaries in fee simple or leased pursuant to a ground lease located in the United States and for retail, medical, industrial, service-based or entertainment use (and any operating business ancillary thereto).

“Recourse Indebtedness”:  any Indebtedness, to the extent that recourse of the applicable lender for non-payment is not limited to such lender’s Liens (if any) on a particular asset or group of assets (except to the extent the Property on which such lender has a Lien and to which its recourse for non-payment is limited constitutes cash or Cash Equivalents, to which extent such Indebtedness shall be deemed to be Recourse Indebtedness); provided that, personal recourse of any Person for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants, failure to maintain insurance, failure to pay taxes, and other circumstances customarily excluded by institutional lenders from exculpation provisions and included in separate guaranty or indemnification agreements in non-recourse financing of real estate shall not, by itself, cause such Indebtedness to be characterized as Recourse Indebtedness.  For the avoidance of doubt, Recourse Indebtedness shall not include the Obligations.

“Register”:  as defined in Section 10.6(d).

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“REIT Controlled Affiliate”:  any Person that directly or indirectly, is controlled by the Parent REIT.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“REIT Permitted Investments”:  Investments by the Parent REIT or any Subsidiary of the Parent REIT in the following items at any one time outstanding; provided that, on any date of determination, the aggregate value of such holdings of the Parent REIT and its Subsidiaries shall not exceed the following amounts as a percentage of Total Asset Value on such date:

(i)	Mortgage Notes Receivables	10%
(ii)	Pro rata share of Unconsolidated Joint Ventures	5%
(iii)	Ground lease properties	5%
(iv)	Unencumbered Real Properties that are not free-standing net leased retail locations	5%

(v)	Publicly traded and non-traded securities	5%
(vi)	Aggregate of (i) to (v)	15%

“REIT Status”:  with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Section 857 et seq. of the Code, including a deduction for dividends paid.

“Related Fund”:  with respect to any Lender, any fund that (x) invests in commercial loans and (y) is managed or advised by the same investment advisor as such Lender, by such Lender or an affiliate of such Lender.

“Relevant Governmental Body”: the Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the 30-day notice period is waived.

“Required Lenders”:  at any time, Lenders holding more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans and Incremental Loans, if any, then outstanding, and (b) the aggregate undrawn and available amount of Initial Term Loan Commitments and Incremental Loan Commitments, if any, then outstanding; provided that, if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the Commitments and Aggregate Exposure of such Lender at such time.

“Requirements of Law”:  as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any treaty, federal, state, county, municipal and other governmental statutes, laws, orders, rules, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities or determination of an arbitrator or a court, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject, or the construction, use, alteration or operation of any Real Property, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and, with respect to any Real Property, all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to the Group Members, at any time in force affecting such Real Property or any part thereof.

“Reserve for Replacements”: for any period and with respect to any Real Property Asset, an amount equal to (i)(a) the aggregate square footage of all completed space of such Real Property Asset that is not subject to “triple net” or “double-net” leases multiplied by (b) $0.10 multiplied by (c) the number of days in such period divided by (ii) 365.  If the term Reserve for Replacements is used without reference to any specific Real Property, then it shall be determined on an aggregate basis with respect to all Real Property Assets and the applicable Ownership Shares of all Real Property Assets of all Unconsolidated Joint Ventures.

“Responsible Officer”:  the chief executive officer, president, treasurer or chief financial officer of the Parent REIT, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Parent REIT.

“Restricted Payments”:  (a) any dividend or other distribution, direct or indirect, on account of any equity interest of the Parent REIT or any of its subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of equity interests to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interests of the Parent REIT or any of its subsidiaries now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any equity interests of the Parent REIT or any of its subsidiaries now or hereafter outstanding and (d) any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating any Group Member to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock.

“S&P”:  Standard & Poor’s Ratings Services and its successors.

“SEC”:  the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Series”: as defined in Section 2.23.

“Single Asset Entity”: a bankruptcy remote, single purpose entity which is a subsidiary of the Parent REIT and which is neither the owner of an Eligible Unencumbered Asset nor a Subsidiary Guarantor, which owns real property and related assets which are security for Indebtedness of such entity, and which Indebtedness does not constitute Indebtedness of any other Person except as provided in the definition of Nonrecourse Indebtedness (except for Nonrecourse Indebtedness Exceptions). In addition, if the assets of a Person that is a bankruptcy remote, single purpose entity which is a subsidiary of the Parent REIT and which is neither the owner of an Eligible Unencumbered Asset nor a Subsidiary Guarantor consist solely of (i) equity interests in one or more other Single Asset Entities and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entities, such Person shall also be deemed to be a Single Asset Entity for purposes hereof.

“Single Employer Plan”:  any employee benefit plan, other than a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA, that is covered by Title IV of ERISA or Section 412 of the Code, and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“SOFR”: with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent”:  with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.  For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“SPC”:  as defined in Section 10.6(g).

“Specially Designated Nationals List”:  the Specially Designated Nationals and Blocked Persons List maintained by OFAC and available at http://www.ustreas.gov/offices/ enforcement/ofac/sdn/, or as otherwise published from time to time.

“Specified Hedge Agreement”: any Hedge Agreement permitted under Section 7.2(n) that is entered into by and between any Loan Party and: (a) the Administrative Agent, or (b) any other Hedge Bank and designated in writing by the Borrower to the Administrative Agent as a “Specified Hedge Agreement”.

“Specified Master Trust Notes Documents”:  collectively, (a) the Amended and Restated Master Indenture dated as of July 11, 2017 (the “Indenture”) among SCF RC Funding I LLC, as an Issuer (“SCFRCF I”), SCF RC Funding II LLC, as an Issuer (“SCFRCF II”), SCF RC Funding III LLC, as an Issuer (“SCFRCF III”), and Citibank, N.A., as Indenture Trustee (the “Trustee”); (b) the Amended and Restated Property Management and Servicing Agreement dated as of July 11, 2017 among SCFRCF I, as an Issuer, SCFRCF II, as an Issuer, and SCFRCF III, as an Issuer, each Joining Party thereto, as an Issuer, the Borrower (f/k/a SCF Realty Capital LLC), as Property Manager and Special Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Back-Up Manager, and the Trustee; (c) the Amended and Restated Performance Support Agreement dated as of July 11, 2017, by the Borrower (f/k/a SCF Realty Capital LLC), as support provider, for the benefit of the Trustee, for the benefit of the Noteholders referred to therein; (d) the Amended and Restated Series 2016-1 Supplement to Master Indenture, dated as of July 11, 2017 (the “2016-1 Supplement”), among SCFRCF I, SCFRCF II and the Trustee; (e) the Series 2017-1 Supplement to Amended and Restated Master Indenture, dated as of July 11, 2017 (the “2017-1 Supplement”), among SCFRCF I, SCFRCF II, SCFRCF III and the Trustee; (f) the Series 2016-1 Notes (as defined in the 2016-1 Supplement); (g) the Series 2017-1 Notes (as defined in the 2017-1 Supplement); and (h) any other notes issued from time to time pursuant to the Indenture, as amended, restated, supplemented or otherwise modified from time to time (collectively, with the notes under clauses (f) and (g), the “Master Trust Notes”).

“State”:  any state, commonwealth or territory of the United States of America, in which the subject of such reference or any part thereof is located.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent REIT.

“Subsidiary Guarantor”:  each Subsidiary of the Borrower that is or becomes a party to the Guarantee Agreement.

“Tangible Net Worth”:  as of a given date, the stockholders’ equity of the Parent REIT and its subsidiaries determined on a consolidated basis plus accumulated depreciation and amortization, minus (to the extent included when determining stockholders’ equity of the Parent REIT and its subsidiaries):  (a) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP (other than lease intangible assets, net of lease intangible liabilities), all determined on a consolidated basis.

“Term Loan Increase Notice:”  each notice delivered by the Borrower to the Administrative Agent pursuant to Section 2.23 requesting an increase to the Commitments.

“Term Loan Facilities”:  the collective reference to the Initial Term Loan Facility and each Incremental Loan Facility.

“Term Loan Lenders”:  the collectively reference to the Initial Term Loan Lenders and the Incremental Lenders, if any.

“Term Loan Maturity Date”:  (a) with respect to the Initial Term Loans, November 26, 2026 and (b) with respect to any Incremental Loans designated as Terms Loans, the final maturity date as specified in the applicable Incremental Loan Amendment.

“Term Loan Offered Increase Amount:”  with respect to any Term Loan Commitment Increase Notice, the amount of the increase in Term Loan Commitments requested by the Borrower in such Term Loan Commitment Increase Notice pursuant to Section 2.23.

“Term Loan Percentage”:  as to any Term Loan Lender at any time, with respect to any Term Loan Facility, the percentage which such Lender’s Commitment for such Facility then constitutes of the aggregate Commitments for such Facility (or, with respect to any Term Loan Facility that has been funded, the aggregate then unpaid principal amount of such Lender’s Term Loans in respect of such Term Loan Facility).

“Term Loans”:  the collective reference to the Initial Term Loans and the Incremental Loans, if any.

“Term Note”:  as defined in Section 2.5(e).

“Term SOFR”: the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Total Asset Value”:  at a given time, the sum (without duplication) of all of the following of the Parent REIT and its subsidiaries determined on a consolidated basis in accordance with GAAP applied on a consistent basis:

(a)cash, cash equivalents (other than tenant deposits and other cash and cash equivalents that are subject to a Lien (other than Permitted Liens) or a Negative Pledge (other than a Permitted Negative Pledge) or the disposition of which is restricted in any way (other than Permitted Transfer Restrictions)) and the GAAP book value of Marketable Securities; plus

(b)subject to the proviso below, the sum of (x) for any Real Property Asset owned or leased by the Borrower and its subsidiaries for more than four fiscal quarters, the Net Operating Income of such Real Property Asset for the fiscal quarter most recently ended multiplied by four, divided by the applicable Capitalization Rate for such asset and (y) for any Real Property Asset owned or leased by the Borrower and its subsidiaries for less than four fiscal quarters, an amount equal to the lesser of the appraised value and the sum of the purchase price plus lease incentives of such Real Property Asset; plus

(c)the GAAP book value of Mortgage Notes Receivable or notes receivable (owned as of the end of the fiscal quarter most recently ended); plus

(d)the lesser of (i) 10% of Total Asset Value and (ii) the aggregate sums expended on the construction or redevelopment of improvements (including land acquisition costs) with respect to properties on which construction or redevelopment has commenced but has not yet been completed;

provided that, the aggregate amount of lease incentives included in clause (b) above as of any date of determination shall not exceed 5% of Total Asset Value.

The Parent REIT’s Ownership Share of assets held by Unconsolidated Joint Ventures (excluding assets of the type described in the immediately preceding clause (a)) shall be included in the calculation of Total Asset Value consistent with the above described treatment for assets owned by the Parent REIT or a consolidated subsidiary.  For purposes of determining Total Asset Value, Net Operating Income from Real Property Assets disposed of by the Parent REIT, any subsidiary or any Unconsolidated Joint Venture, as applicable, during the fiscal quarter most recently ended shall be excluded from the calculation of Total Asset Value.

“Total Secured Recourse Indebtedness”: Consolidated Secured Debt of the Parent REIT and its subsidiaries that is not Nonrecourse Indebtedness.

“Transactions”: this Agreement and the  making of the Loans on the Effective Date.

“Transferee”:  as defined in Section 10.14.

“Type”:  as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

“Unadjusted Benchmark Replacement”: the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unconsolidated Joint Venture”: with respect to any Person, any other Person in whom such Person holds an investment that is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person. Unless otherwise specified, any reference to “Unconsolidated Joint Venture” shall mean an Unconsolidated Joint Venture of the Parent REIT or its subsidiaries.

“Unencumbered Interest Coverage Ratio”:  for any period, the ratio of (a) Unencumbered NOI of the Group Members for such period to (b) Consolidated Unsecured Interest Expense of the Group Members for such period.

“Unencumbered Leverage Ratio”:  on any date of determination (x) on or prior to March 31, 2019, the ratio of (a) Consolidated Unsecured Debt of the Group Members on such date to (b) Eligible Unencumbered Pool Asset Value of the Eligible Unencumbered Assets on such date and (y) thereafter, the ratio of (a) Consolidated Unsecured Debt of the Group Members on such date to (b) the sum of (i) Eligible Unencumbered Pool Asset Value of the Eligible Unencumbered Assets on such date plus (ii) the GAAP book value of Eligible Unencumbered Other Assets on such date.

“Unencumbered NOI”:  for any period:

(a)with respect to all Eligible Unencumbered Real Property Assets, Net Operating Income for the most recent fiscal quarter ended from all such Eligible Unencumbered Real Property Assets owned as of the end of such fiscal quarter and owned for the full fiscal quarter most recently ended; plus

(b)solely when calculating the Unencumbered Interest Coverage Ratio and without duplication of amounts captured in clause (a) above, with respect to all Eligible Unencumbered Real Property Assets owned as of the end of the most recent fiscal quarter, but not for the full fiscal quarter, Net Operating Income from all such assets; plus

(c)solely when calculating the Unencumbered Interest Coverage Ratio, income from Eligible Unencumbered Mortgage Notes Receivable and interest from notes receivable; provided that income from any Eligible Unencumbered Mortgage Notes Receivable owned by an Unconsolidated Joint Venture shall be equal to the Parent REIT’s Ownership Share of the income for such from Eligible Unencumbered Mortgage Notes Receivable.

“Unencumbered Pool” means, collectively, as of any date, all Real Property Assets, Mortgage Note Receivables, or other assets that have been designated by the Borrower as Eligible

Unencumbered Assets in accordance with the provisions of this Agreement and continue to satisfy all requirements to qualify as an Eligible Unencumbered Asset as of such date.

“Unimproved Land”:  land on which no development (other than improvements that are not material and are temporary in nature) has occurred.

“USA PATRIOT Act”:  the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as amended from time to time.

“Wholly Owned Subsidiary”:  as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Wholly Owned Subsidiary Guarantor”:  any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

“Write-Down and Conversion Powers”:  with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2Other Definitional Provisions

.  (a)  Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Parent REIT, the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.  Any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein).

(d)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)All calculations of financial ratios set forth in Section 7.1 and the calculation of the Consolidated Leverage Ratio for purposes of determining the Applicable Margin shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater.  For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.  All calculations of financial ratios and other similar calculations hereunder shall be for the Parent REIT and its Subsidiaries on a consolidated basis.

Section 2AMOUNT AND TERMS OF COMMITMENTS

2.1[Intentionally Omitted]

.

2.2[Intentionally Omitted]

.

2.3Initial Term Loans

.  (a)  Subject to the terms and conditions hereof (including the limitation on the number of Term Loan borrowings set forth in the immediately following clause (c)), each Initial Term Loan Lender severally agrees to make term loans (each, an “Initial Term Loan”) to the Borrower from time to time on any Business Day during the Initial Term Loan Commitment Period in an amount for each Initial Term Loan Lender not to exceed the amount of the Initial Term Loan Commitment of such Lender.  The Initial Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.4 and 2.10.

(b)The Borrower shall repay all outstanding Initial Term Loans on the Term Loan Maturity Date for the Initial Term Loans. Once borrowed and repaid, no Initial Term Loan Commitment may be re-borrowed.

(c)Each borrowing of Initial Term Loans shall be in an aggregate minimum amount of $25,000,000 and integral multiples of $1,000,000 in excess thereof; provided, that a borrowing of Term Loans may be in the aggregate amount of the remaining outstanding amount of the Initial Term Loan Commitments.  The Borrower shall not request, and the Lenders shall not be obligated to fund, more than three (3) borrowings of Initial Term Loans during the Initial Term Loan Commitment Period.  Upon a Lender’s funding of an Initial Term Loan, such Lender’s Initial Term Loan Commitment shall be permanently reduced by the principal amount of such Initial Term Loan.  All Initial Term Loan Commitments shall terminate on the Initial Term Loan Commitment Termination Date if not previously terminated pursuant hereto.

2.4Procedure for Initial Term Loan Borrowing

.  The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 11:00 A.M. (local time in New York City) (or, solely in respect of the following clause (i), such later time in the same Business Day as agreed to by the Administrative Agent in its sole discretion), (i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans).  Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Initial Term Loan Lender thereof.  Not later than 1:00 P.M. (local time in New York City) on the Initial Term Loan Funding Date each Initial Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Initial Term Loan or Initial Term Loans to be made by such Lender.  The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Initial Term Loan Lenders, in like funds as received by the Administrative Agent.

2.5Repayment of Loans; Evidence of Debt

.  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Term Loan Lender the then unpaid principal amount of each Term Loan of each Term Loan Lender on the Term Loan Maturity Date for such Term Loans (or on such earlier date on which the Loans become due and payable pursuant to Section 8.1).  The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the Effective Date until payment in full thereof, in each case, at the rates per annum, and on the dates, set forth in Section 2.13.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each  Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d)The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement; provided further, that in the event of any conflict between the entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.5(b), the entries made in the Register shall control.

(e)The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans of such Lender, substantially in the form of  Exhibit F (a “Term Note”), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Effective Date or the making of the Loans on the Effective Date.

2.6[Intentionally Omitted.]

2.7Fees, etc.

  (a)  [Intentionally Omitted.]

(b)The Borrower agrees to pay to each Co-Syndication Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and such Co-Syndication Agent, if any.

(c)The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

(d)Without duplication of any similar fee payable under the Fee Letter, the Borrower agrees to pay to the Administrative Agent for the account of each Initial Term Loan Lender a commitment fee for the period from and including the 91st day after the Effective Date to the Initial Term Loan Commitment Termination Date, which has not been advanced and remains available to be drawn by the Borrower, in an amount of 0.25% of the undrawn Initial Term Loan Commitment of such Lender, payable quarterly in arrears on (x) the last Business Day of March 2020, to the extent occurring prior to the Initial Term Loan Commitment Termination Date and (y) the Initial Term Loan Commitment Termination Date, to the extent occurring more than ninety (90) days after the Effective Date.

2.8Termination or Reduction of Commitments

.  The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the unused Initial Term Loan Commitments or, from time to time, to reduce the aggregate amount of the unused Initial Term Loan Commitments.  Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the unused Initial Term Loan Commitments then in effect.

2.9Optional Prepayments

.  The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as required pursuant to Section 2.10 and Section 2.19), upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M. (local time in New York City) three Business Days prior thereto in the case of Eurodollar Loans and no later than 11:00 A.M. (local time in New York City) one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.18(h); provided, further, that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.  Partial prepayments of Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

2.10Prepayment Premium

.  During the periods set forth below, the Borrower may only prepay an Initial Term Loan, in whole or in part, at the prices (expressed as percentages of the principal amount of the Initial Term Loans to be prepaid) set forth below, plus accrued and unpaid interest, if any, to the date of prepayment:

Period	Percentage
Effective Date to and including November 26, 2020	102.0%
November 27, 2020 to and including November 26] 2021	101.0%
All times after November 26, 2021	100.0%

The Borrower acknowledges and agrees that the amount payable by it under this Section 2.10 in connection with the prepayment of the Initial Term Loans is a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from the prepayment of the Initial Term Loans.

2.11Conversion and Continuation Options

.  (a)  The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor); provided that, no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b)The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility and, provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.12Minimum Amounts and Maximum Number of Eurodollar Tranches

.  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

2.13Interest Rates and Payment Dates

.  (a)  Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

(b)Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

(c)Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest at a rate per annum that is equal to (i) in the case of the Loans, at the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) in the case of any interest payable on any Loan or any other amount payable hereunder at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i), (ii) and (iii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

(d)Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.14Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin

.  (a)  Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b)Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a) or (b).

2.15Inability to Determine Interest Rate

.  If prior to the first day of any Interest Period:

(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(ii)the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter.  If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans.  Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.16Pro Rata Treatment and Payments

.  (a)   Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee, and any reduction of the Commitments of the Lenders under any Facility, shall be made pro rata according to the respective Term Loan Percentages of the relevant Lenders.  Each payment of interest in respect of the Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(b)The application of any payment of Loans under any Facility (including mandatory prepayments but excluding optional prepayments, which shall be applied as directed by the Borrower) shall be made, first, to Base Rate Loans under such Facility and, second, to Eurodollar Loans under such Facility.  Each payment of the Loans shall be accompanied by accrued interest to the date of such payment on the amount paid.

(c)All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 pm, local time in New York City, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds.  Any payment made by the Borrower after 2:00 pm, local time in New York City, on any Business Day shall be deemed to have been on the next following Business Day.  If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d)Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing of Loans that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrower.

(e)Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount.  If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate.  Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.17Requirements of Law

.  (a)  If any Change in Law:

(i)shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes imposed on amounts payable by the Borrower under this Agreement, taxes expressly excluded under the provisions of Section 2.18 in defining “Non-Excluded Taxes” or Other Taxes covered by Section 2.18);

(ii)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

(iii)shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable as reasonably determined by such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and substantially consistent with similarly situated customers of such Lender under agreements having provisions similar to this Section 2.17(a) after consideration of such factors as such Lender then reasonably determines to be relevant).  If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b)If any Lender shall have determined that any Change in Law regarding capital adequacy or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such Change in Law or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction as reasonably determined by such Lender (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and substantially consistent with similarly situated customers of such Lender under agreements having provisions similar to this Section 2.17(b) after consideration of such factors as such Lender then reasonably determines to be relevant).

(c)A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error.  The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.18Taxes

.  (a)  All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any

Governmental Authority, excluding (i) net income taxes (however denominated), branch profit taxes, and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from such Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, this Agreement or any other Loan Document, or sold or assigned an interest in this Agreement or any other Loan Document); (ii) taxes that are attributable to such Lender’s or the Administrative Agent’s failure to comply with the requirements of paragraph (e) or (f) of this Section; (iii) taxes that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such deduction or withholding pursuant to this Section 2.18; or (iv) any withholding taxes imposed under FATCA.  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement.

(b)In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)The Borrower shall indemnify each Lender or the Administrative Agent, as the case may be, within ten days after demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18(c)) payable or paid by the Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.  If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure, except to the extent that any such amounts are compensated for by an increased payment under Section 2.18(a).  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e)Each Lender shall deliver documentation and information to the Borrower and the Administrative Agent, at the times and in form required by applicable law or reasonably requested by the Borrower or the Administrative Agent, sufficient to permit the Borrower or the Administrative Agent to determine whether or not payments made with respect to this Agreement or any other Loan Documents are subject to taxes, and, if applicable, the required rate of withholding or deduction.  However, a Lender shall not be required to deliver any documentation or information pursuant to this paragraph that such Lender is not legally able to deliver.  A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the laws of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not subject such Lender to any material unreimbursed cost or expense, and would not materially prejudice the legal or commercial position of such Lender.

(f)Any Lender (or Transferee) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent Internal Revenue Service Form W-9 certifying that such Person is exempt from United States federal backup withholding Tax.  Each Lender (or Transferee) that in not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant that would be Non-U.S. Lender if it were a Lender (each, a “Non-U.S. Participant”), to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8IMY (together with all required supporting documentation), or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit G-1, G-2, G-3 or G-4, as applicable, and a Form W-8BEN or Form W-8BEN-E, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Non-U.S. Participant, on or before the date such Non-U.S. Participant purchases the related participation).  In addition, each Non-U.S. Lender (and Non-U.S. Participant) shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender (and Non-U.S. Participant).  Each Non-U.S. Lender shall promptly notify the Borrower (or, in the case of a Non-U.S. Participant, the Lender from which the related participation shall have been purchased) at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this paragraph, a Non-U.S.

Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(g)If a payment made to a Lender under any Loan Document or the Administrative Agent would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or the Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or the Administrative Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower (or the Administrative Agent) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender and the Administrative Agent has complied with such Lender’s and the Administrative Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

2.19Indemnity

.  The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market.  A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.  This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.20Illegality

.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.18(h).

2.21Change of Lending Office

.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17, 2.18(a) or 2.20 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.17, 2.18(a) or 2.20.

2.22Replacement of Lenders under Certain Circumstances

.  (a)  The Borrower shall be permitted to replace any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.17 or 2.18 or gives a notice of illegality pursuant to Section 2.20, (ii) is a Defaulting Lender or (iii) is a Non-Consenting Lender (as defined below) with a replacement financial institution; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default under Section 8.1(a) or 8.1(f) shall have occurred and be continuing at the time of such replacement, (C) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.17 or 2.18 or to eliminate the illegality referred to in such notice of illegality given pursuant to Section 2.20, (D) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (E) the Borrower shall be liable to such replaced Lender under Section 2.18(h) (as though Section 2.18(h) were applicable) if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (F) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (G) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (H) the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.17 or 2.18, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (I) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b)In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment requires the agreement of all Lenders or all affected Lenders in accordance with the terms of Section 10.1 and (iii) the Required Lenders (or the Majority Facility Lenders) have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender”.

(c)Each party hereto agrees that (i) an assignment required pursuant to this Section 2.22 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

2.23Incremental Borrowings

.  (a)  At any time after the Effective Date, so long as no Default or Event of Default has occurred and is continuing, the Borrower may, by delivery of notice to the Administrative Agent, request the establishment of one or more new term loan commitments which may be in the form of a new series of Incremental Loans or an increase in the amount of the Initial Term Loans or any then outstanding Series of Incremental Loans (such new term loan commitments or increase, the “Incremental Loan Commitments”). The Borrower may request any such increases in an aggregate amount, together with the aggregate amount of any Incremental Loans made since the Effective Date, not exceeding $70,000,000, provided that, any such Incremental Loans shall be in a minimum amount of not less than $5,000,000 and $5,000,000 increments in excess thereof.

(b)[Intentionally Omitted].

(c)Incremental Loans.

(i)Incremental Loan Commitments shall become Commitments under this Agreement pursuant to an amendment to this Agreement (each, an “Incremental Loan Amendment”) executed by the Borrower, each Lender or other Person to whom any portion of such Incremental Loan Commitments has been allocated

(each, an “Incremental Lender”) and such amendments to the other Loan Documents (executed by the relevant Loan Party and the Administrative Agent only) as the Borrower and the Administrative Agent shall reasonably deem appropriate to effect such purpose.  For the avoidance of doubt, no amendment executed for the purpose of making Incremental Loan Commitments under this Agreement shall require, as a condition to its effectiveness, the signature of any Lender that is not obligated to make an Incremental Loan under such amendment.  The  Incremental Loan Amendment shall be effective on the date the Administrative Agent receives satisfactory legal opinions (which shall include, for the avoidance of doubt, an opinion that such Incremental Loans Commitments do not contravene this Agreement as of the date of such increase), board resolutions and other closing documents deemed reasonably necessary by the Administrative Agent in connection with such increase; provided that, immediately prior to and after giving effect to such Incremental Loans, (A) no Default or Event of Default shall have occurred and be continuing, (B) each of the Parent REIT and the Borrower is in pro forma compliance with Section 7.1, such determination of pro forma compliance to be based on the then outstanding principal amount of Loans, and (C) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, provided that, (x) to the extent that any such representation or warranty relates to a specific earlier date, they shall be true and correct in all material respects as of such earlier date, and (y) to the extent that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(ii)Each Incremental Loan Commitment shall designate the applicable Incremental Loans either as a separate series, an increase to the Initial Term Loans or an increase to any prior series of Incremental Loans (in each case, a “Series”; for purposes of this Section 2.23, the Initial Term Loans and any increase thereof shall be deemed to be a Series) for all purposes of this Agreement.  Except for purposes of this Section 2.23, any Incremental Loans that are designated as an increase to the Initial Term Loans shall be deemed to be, effective as of the date (each, an “Incremental Loan Effective Date”) on which the Borrower proposes such Incremental Loan Commitments shall be effective, and after the making of such Incremental Loans, Initial Term Loans for all purposes of this Agreement. For the avoidance of doubt all Incremental Loans shall be incurred under this Agreement.

(iii)On any Incremental Loan Effective Date on which any Incremental Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions (including, but not limited to, delivery of a Borrowing Notice), (i) each Incremental Lender of any Series shall make a Loan to the Borrower (an “Incremental Loan”) in an amount equal to its Incremental Loan Commitment of such Series and (ii) each Incremental Lender of any Series shall become a Lender hereunder with respect to the Incremental Loan Commitment of such Series and the Incremental Loans of such Series made pursuant thereto.

(iv)The Administrative Agent shall notify Lenders promptly upon receipt of Borrower’s notice of each Incremental Loan Effective Date and in respect thereof the Series of Incremental Loan Commitments and the Incremental Lenders of such Series.

(v)The Incremental Loans and Incremental Loan Commitments established pursuant to this Section 2.23 shall constitute Term Loans and Term Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit from the Guarantee Agreement equally and ratably with the other Obligations.

(vi)The terms and provisions of the Incremental Loans and Incremental Loan Commitments of any Series shall be identical to the Initial Term Loans, provided that, (x) the applicable Incremental Loan Maturity Date of each Series shall be as set forth in the applicable Incremental Loan Amendment for such Series which date shall not be earlier than the Term Loan Maturity Date of the Initial Term Loans, (y) the terms and conditions applicable to any Series of Incremental Loans maturing after the Term Loan Maturity Date of the Initial Term Loans may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the such Term Loan Maturity Date and (z) the Incremental Loans may be priced differently than the Initial Term Loans or any other Series of Incremental Loans.

2.24Defaulting Lender.

(a)Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders.

(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.7 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.  No Defaulting Lender shall be entitled to receive any fees under Section 2.7(d) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)[Intentionally Omitted.]

(d)Hedge Banks. So long as any Lender is a Defaulting Lender, such Lender shall not be a Hedge Bank with respect to any Specified Hedge Agreement entered into while such Lender was a Defaulting Lender.

2.25Eligible Unencumbered Assets

.  (a)  Upon any asset ceasing to qualify as an Eligible Unencumbered Real Property Asset, an Eligible Unencumbered Mortgage Note

Receivable or an Eligible Unencumbered Other Asset, such asset shall immediately be removed from the Unencumbered Pool.

(b)Any Eligible Unencumbered Asset may be removed from the Unencumbered Pool at the option of the Borrower, provided that (x) no Default or Event of Default shall have occurred and be continuing immediately prior to and after giving effect to such removal, and (y) the Borrower delivers to the Administrative Agent concurrently with the delivery of any financial statements pursuant to Section 6.1, a certificate including (i) a statement that no Default or Event of Default has occurred and is continuing immediately prior to and after giving effect to such removal, the identity of the such asset being removed, and a calculation of the value attributable to such Eligible Unencumbered Asset and (ii) a pro forma Compliance Certificate demonstrating, after giving effect to such removal, compliance with the covenants set forth in Section 7.1, provided that, the Borrower shall deliver a certificate as described above, together with notice of the removal of an Eligible Unencumbered Asset five Business Days prior to the effective date of such removal in the event of (x) the removal of an Eligible Unencumbered Asset with an Eligible Unencumbered Pool Asset Value greater than or equal 5% of the aggregate Eligible Unencumbered Pool Asset Value at the time of such removal or (y) a removal of one or more Eligible Unencumbered Assets during any fiscal quarter of the Borrower with an aggregate Eligible Unencumbered Pool Asset Value greater than or equal to 10% of the aggregate Eligible Unencumbered Pool Asset Value as of the first day of such fiscal quarter.

(c)Notwithstanding anything herein to the contrary, the Borrower may not remove any Mortgage Note Receivable or intercompany loan (such as a master loan agreement or a note issued pursuant thereto) from the Unencumbered Pool if such document relates to any other Eligible Unencumbered Asset.

2.26Effect of Benchmark Transition Event.

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment (the “Benchmark Replacement Amendment”) to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement Amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such Benchmark Replacement Amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section titled “Effect of Benchmark Transition Event” will occur prior to the applicable Benchmark Transition Start Date.

(b)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes pursuant to the Benchmark Replacement Amendment and otherwise from time to time with the Borrower’s consent (not to be unreasonably withheld) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that in no event shall any such Benchmark Replacement Conforming Changes result in any increased cost or expense to the Borrower in excess of a de minimis amount.

(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section titled “Effect of Benchmark Transition Event,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section titled “Effect of Benchmark Transition Event.”

(d)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon the LIBO Rate will not be used in any determination of Base Rate.

Section 3[INTENTIONALLY OMITTED]

Section 4REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, the Parent REIT and the Borrower hereby jointly and severally represent and warrant to each Agent and each Lender that:

4.1Financial Condition

  (a)  The unaudited pro forma consolidated balance sheet of the Parent REIT and its consolidated Subsidiaries as at December 31, 2018 (including the notes thereto) as prepared and filed in connection with the Parent REIT Follow-On Offering (the “Pro Forma Balance Sheet”), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i)  the Parent REIT Follow-On Offering, any Loans to be made on the Effective Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing.  The Pro Forma Balance Sheet has been prepared based on the best information available to the Parent REIT as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of the Parent REIT and its consolidated Subsidiaries as at

December 31, 2018, assuming that the events specified in the preceding sentence had actually occurred at such date.

(b)The audited consolidated balance sheets of (i) the Parent REIT and its consolidated Subsidiaries as at December 31, 2018 and (ii) Essential Properties Realty Trust, LLC (as predecessor in interest to the Borrower, the “Pre-Conversion Borrower”) as at December 31, 2017 and, in each case, the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial condition of the Parent REIT and its consolidated Subsidiaries and the Pre-Conversion Borrower and its consolidated Subsidiaries, as applicable, as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended.

(c)All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).  The Group Members do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case, that are not reflected in the most recent financial statements referred to in this Section 4.1.  During the period from December 31, 2018 to and including the date hereof there has been no Disposition by the Parent REIT and its Subsidiaries of any material part of its business or Property.

4.2No Change

.  Since December 31, 2018 there has been no event or circumstances that either individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

4.3Corporate Existence; Compliance with Law

.  Each of the Group Members (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right and all material governmental licenses, authorizations, consents and approvals necessary to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law, except in the case of clauses (iii) and (iv) to the extent that the failure to so qualify or comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4Corporate Power; Authorization; Enforceable Obligations

.  Each Loan Party has the corporate or other power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder.  Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect.  Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto.  This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5No Legal Bar

.  The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any material Requirement of Law or any material Contractual Obligation of any Group Member and (b) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (except, in the case of Liens on properties or assets that are not Eligible Unencumbered Assets, any such Lien that could not reasonably be expected to have a Material Adverse Effect). No Requirement of Law or Contractual Obligation applicable to any Group Member could reasonably be expected to have a Material Adverse Effect.

4.6No Material Litigation

.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Parent REIT or the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, (b) with respect to the ability of the Group Members, taken as a whole, to perform their obligations hereunder, or (c) that could reasonably be expected to have a Material Adverse Effect.

4.7No Default

.  None of the Group Members is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

4.8Ownership of Property; Liens

.  (a)  Each of the Group Members has good record and marketable title, and with respect to the Eligible Unencumbered Assets, title in fee simple to, or a valid leasehold interest in, all its Real Property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3 or (in the case of any Property other than an Eligible Unencumbered Asset) as could otherwise be expected to have a Material Adverse Effect.  Such Liens in the aggregate do not materially and adversely affect the value, operation or use of the applicable Real Property (as currently used) or the Borrower’s ability to repay the Loans.

(b)No Loan Party has received written notice of the assertion of any material valid claim by anyone adverse to any such Loan Party’s ownership or leasehold rights in and to any Eligible Unencumbered Asset (except as disclosed in writing and approved by the Required Lenders).

4.9Intellectual Property

.  Each of the Group Members owns, or is licensed to use, all material Intellectual Property necessary for the conduct of its business as currently conducted.  No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Parent REIT or the Borrower know of any valid basis for any such claim.  The use of Intellectual Property by the Group Members does not infringe on the rights of any Person in any material respect.

4.10Taxes

.  Each of the Group Members has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Group Member, as the case may be); and no tax Lien has been filed, and, to the knowledge of the Parent REIT and the Borrower, no claim is being asserted, with respect to any tax, fee or other charge.

4.11Federal Regulations

.  (a)  No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.  If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

(b)The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing of carrying margin stock.

4.12Labor Matters

.  There are no strikes or other labor disputes against any Group Member or involving the operations of the Eligible Unencumbered Assets pending or, to the knowledge of the Parent REIT or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.  Hours worked by and payments made to employees of the Group Members have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.  All payments due from the Group Members on account of employee health and welfare insurance, including payments in respect of employees, that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Group Members.

4.13ERISA

.  Except as could not reasonably be expected to have a Material Adverse Effect, neither a Reportable Event nor a failure to meet the minimum funding standards and benefit limitations of Section 412, 430 or 436 of the Code with respect to any Single Employer Plan (whether or not waived) has occurred during the period of ownership of any of the Eligible Unencumbered Assets by a Group Member or Affiliate, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code.  Except as could not reasonably be expected to have a Material Adverse Effect, no termination of a Single Employer Plan has occurred for which any liability remains outstanding, and no Lien with respect to the Borrower in favor of the PBGC or a Plan has arisen.  Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect on account of liability under ERISA. Except as could not be reasonably expected to have a Material Adverse Effect, no such Multiemployer Plan is, to the knowledge of Borrower or any Commonly Controlled Entity, Insolvent.

4.14Investment Company Act; Other Regulations

.  No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

4.15Subsidiaries

.  (a)  The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Parent REIT and the Borrower on the Effective Date.  Schedule 4.15 sets forth as of the Effective Date the name and jurisdiction of incorporation, formation or organization, as applicable, of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Group Member.

(b)There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Group Member, except as disclosed on Schedule 4.15.

4.16Use of Proceeds

.  The proceeds of the Initial Term Loans shall be used for general corporate purposes, including to refinance existing Indebtedness, and funding acquisitions, redevelopment and expansion. The proceeds of any Incremental Loans in any Series shall be used for such purposes as agreed between the Borrower and the Lenders providing the Incremental Loan Commitments for such Series in the applicable Incremental Loan Amendment.

4.17Environmental Matters

.  Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount:

(a)Each of the Group Members and all Real Property and facilities owned, leased, or otherwise operated by them:  (i) is, and within the period of all applicable statutes of limitation has been to the knowledge of the Borrower, in compliance with all applicable Environmental Laws; (ii) holds or as applicable is covered by all Environmental Permits (each of which is in full force and effect) required by applicable Environmental Law for its current or intended operations; (iii) is, and within the period of all applicable statutes of limitation has been, to the knowledge of the Borrower, in compliance with all applicable

Environmental Permits; and (iv) to the extent within the control of the Borrower and its Subsidiaries:  each of such Environmental Permits will be timely renewed and complied with and additional Environmental Permits that are required by applicable Environmental Law will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to it will be timely attained and maintained, without material expense.

(b)Materials of Environmental Concern are not present at, on, under, or in any Real Property or facilities now or, to the knowledge of the Borrower, formerly owned, leased or operated by any Group Member, or, to the knowledge of the Borrower, at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability or obligations of any Group Member under any applicable Environmental Law, or (ii) interfere with the Borrower’s or any of its Subsidiaries’ continued operations, or (iii) impair the fair saleable value of any Real Property owned or leased by any Group Member.

(c)There is no judicial, administrative, or arbitral proceeding (including any written notice of violation or alleged violation) under or relating to any Environmental Law to which any Group Member is, or to the knowledge of any Group Member will be, named as a party that is pending or, to the knowledge of any Group Member, threatened.

(d)No Group Member has received any written notice of, or has any knowledge of, any Environmental Claim or any completed, pending, or to the knowledge of any Group Member, proposed or threatened investigation or inquiry, concerning the presence or release of any Materials of Environmental Concern at any Real Property or facilities owned, leased, or otherwise operated by it.

(e)None of the Group Members has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law.

(f)None of the Group Members, or as applicable any Real Property or facilities owned, leased, or otherwise operated by them, has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

(g)None of the Group Members has expressly assumed or retained, by contract, conduct or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Materials of Environmental Concern.

(h)No Eligible Unencumbered Real Property Asset or any other Real Property owned by or leased to a Group Member is subject to any liens imposed pursuant to Environmental Law.

4.18Accuracy of Information, etc.

  (a) No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them (other than any projections and pro forma financial information and information of a general industry nature), by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which such statements are made.  The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, is subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such information may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized.  There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

(b)As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

4.19[Intentionally Omitted].

4.20Solvency

.  The Loan Parties, taken as a whole, are, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be, Solvent.

4.21[Intentionally Omitted].

4.22REIT Status; Borrower Tax Status

.  The Parent REIT has been organized and operated in a manner that has allowed it to qualify for REIT Status commencing with its taxable year ending December 31, 2018 and it will meet the requirements for REIT Status.  The Borrower is not an association taxable as a corporation under the Code.

4.23Insurance

.  The Group Members maintain, or cause their tenants to maintain, with financially sound and reputable insurance companies insurance on all their Properties in at least such amounts and against such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.24[Intentionally Omitted].

4.25Compliance with Anti-Terrorism, Embargo and Anti-Money Laundering Laws

.  (a)  No Group Member or REIT Controlled Affiliate, nor, to the knowledge of any Group Member, their respective directors, officers, employees, or agents, has, directly or indirectly

(i) engaged in business dealings with any party listed on U.S. or applicable non-U.S. restricted party lists, including the Specially Designated Nationals List or other similar lists maintained by OFAC, or in any related Executive Order issued by the President, (ii) conducted business dealings with a party, subject to sanctions administered by U.S. or applicable non-U.S. governmental agencies, including OFAC and the U.S. Department of State or (iii) derived income from business dealings with a party, subject to or a target of sanctions administered by U.S. or applicable non-U.S. governmental agencies, including OFAC and the U.S. Department of State.

(b)No Group Member or REIT Controlled Affiliate has derived any of its assets in violation of the anti-money laundering or anti-terrorism laws or regulations of the United States or any applicable foreign jurisdiction, including but not limited to the USA PATRIOT Act, the Money Laundering Control Act, the Bank Secrecy Act and any related Executive Order issued by the President.

(c)No Group Member or REIT Controlled Affiliate, nor, to the knowledge of any Group Member, their respective directors, officers, employees or agents, has failed to comply with applicable anti-bribery and anti-corruption laws and regulations (including FCPA), including failing to comply in any manner that may result in the forfeiture of any Eligible Unencumbered Asset or the proceeds of the Loans or a claim of forfeiture of any Eligible Unencumbered Asset or the proceeds of the Loans.

(d)No Group Member or REIT Controlled Affiliate, nor to the knowledge of any Group Member, their respective directors, officers, employees, or agents, is a Person (1) subject to sanctions administered by the United States, including being listed on the Specially Designated Nationals List or other similar lists maintained by OFAC, or in any related Executive Order issued by the President, (2) located, organized or resident in a country or territory that is subject to sanctions administered by OFAC, or (3) controlled by any Person or Persons described in the foregoing clause (1) or clause (2).

(e)No Group Member or REIT Controlled Affiliate, nor, to the knowledge of any Group Member, their respective directors, officers, employees, or agents, shall lend, contribute or otherwise make available the proceeds of the Loans to any Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of sanctions administered by the United States.

4.26Acquisition of Eligible Unencumbered Assets

.  The Eligible Unencumbered Assets were originated or purchased, as applicable, by the Borrower or one of its Subsidiaries and the origination, acquisition and collection practices used by the Borrower and its Subsidiaries with respect to the Eligible Unencumbered Assets have been, in all material respects, conducted in compliance with all applicable Requirements of Law, and proper, prudent and customary in the mortgage loan and real estate investment origination business.  The servicing of each of the Eligible Unencumbered Assets has been, in all material respects, conducted in compliance with all applicable Requirements of Law, and proper, prudent and customary in the mortgage loan and real estate investment business.

4.27Eligible Unencumbered Assets

.  Each asset included in the Unencumbered Pool meets all criteria for being an Eligible Unencumbered Real Property Asset, an Eligible

Unencumbered Mortgage Note Receivable or an Eligible Unencumbered Other Asset, as applicable.

Section 5CONDITIONS PRECEDENT

5.1Conditions to Effectiveness

.  The effectiveness of this Agreement is subject to the satisfaction or waiver of the following conditions precedent:

(a)Loan Documents.  The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Parent REIT and the Borrower, (ii) the Guarantee Agreement, executed and delivered by a duly authorized officer of the Parent REIT and each Subsidiary Guarantor and (iii) an executed counterpart to this Agreement executed and delivered by each Lender.

(b)Pro Forma Balance Sheet; Financial Statements.  The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Parent REIT for the 2018 fiscal year, (iii)  audited consolidated financial statements of the Pre-Conversion Borrower for the 2017 fiscal year, and (iii) unaudited interim consolidated financial statements of the Parent REIT (as applicable) and its consolidated Subsidiaries for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its consolidated Subsidiaries, as reflected in the financial statements or projections delivered to the Agents and the Lenders prior to the Effective Date.

(c)Fees.  The Lenders, the Arrangers and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), at least two days prior to the Effective Date.

(d)Solvency Analysis.  The Lenders shall have received a reasonably satisfactory solvency analysis certified by the chief executive officer of the Borrower’s general partner, on behalf of the Borrower, which shall document the solvency of the Borrower and its Subsidiaries considered as a whole after giving effect to the transactions contemplated hereby (including the Facilities and the use of the proceeds thereof).

(e)[Reserved].

(f)Closing Certificate.  The Administrative Agent shall have received a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

(g)Legal Opinions.  The Administrative Agent shall have received the executed legal opinions of counsel to the Group Members, in form and substance reasonably acceptable to the Administrative Agent.  Such legal opinions shall cover such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require and shall be addressed to the Administrative Agent and the Lenders.

(h)USA PATRIOT Act.  The Lenders shall have received, at least three days prior to the Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, to the extent requested at least five days prior to the Effective Date.

(i)No Litigation.  There shall exist no action, suit, investigation or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority that purports to affect the Loan Parties in a materially adverse manner or any transaction contemplated hereby, or that could reasonably be expected to have a Material Adverse Effect or a material adverse effect on any transaction contemplated hereby or on the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents.

(j)No Material Adverse Effect.  No event or condition shall have occurred since the date of the Group Members’ most recent audited financial statements delivered to the Administrative Agent which has or would reasonably be expected to have a Material Adverse Effect.

(k)[Intentionally Omitted.]

(l)Compliance Certificate.  The Administrative Agent shall have received a Compliance Certificate dated as of the date of the Effective Date demonstrating pro-forma compliance with each of the covenants set forth in Section 7.1 as of the most recent calendar quarter of the Borrower for which the Borrower has provided financial statements.

(m)Corporate Documents.  The Administrative Agent shall have received:

(i)For the Borrower and each Guarantor a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of the Borrower or any Guarantor (or if previously delivered to the Administrative Agent, solely a certification of such partnership agreement, corporate charter or operating agreement and/or other organizational agreements of the Borrower or any Guarantor as being true and complete and there have been no changes to such documents since they were last delivered) and its qualification to do business or good standing, as applicable, as in effect on such date of certification;

(ii)copies of resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder; and

(iii)an incumbency certificate, dated as of the Effective Date, certified by a duly authorized officer of each Loan Party and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name of and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party.

(n)Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Effective Date if made on and as of such date, provided that, (x) to the extent that any such representation or warranty relates to a specific earlier date, they shall be true and correct in all material respects as of such earlier date, and (y) to the extent that any such representation and warranty is qualified as to “materiality”, “Material Adverse Effect” or similar language, such representation or warranty shall be true and correct in all respects on such respective dates.

(o)No Default.  No Default or Event of Default shall have occurred and be continuing on the Effective Date or after giving effect to the transactions to occur on such date.

(p)[Intentionally Omitted].

(q)Beneficial Ownership Regulation.  At least five days prior to the Effective Date, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver a Beneficial Ownership Certification to each requesting Lender.

(r)[Reserved].

(s)Other.  The Administrative Agent shall have received such other documents, instruments, certificates, assurances, consents and approvals as the Administrative Agent shall have reasonably requested.

5.2Conditions to Each Extension of Credit

.  The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction or waiver of the following conditions precedent:

(a)Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, provided that, (x) to the extent that any such representation or warranty relates to a specific earlier date, they shall be true and correct as of such earlier date, (y) to the extent that such representation or warranty relates to an Eligible Unencumbered Asset being removed from the Unencumbered Pool, the representation and warranties shall be true and correct without regard to such removed Eligible Unencumbered Asset and (z) to the extent that any such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(b)No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date, including pro forma compliance with each of the financial covenants set forth in Section 7.1(a) and (e) (for the avoidance of doubt the Borrower shall not be required to deliver a Compliance Certificate containing calculations necessary for determining such pro forma compliance).

(c)Borrowing Request.  The Administrative Agent has received a timely Borrowing Request in accordance with Section 2.4.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

Section 6AFFIRMATIVE COVENANTS

The Parent REIT and the Borrower hereby jointly and severally agree that, so long as any Commitments remain in effect or any Loan or other amount is owing to any Lender or any Agent hereunder, each of the Parent REIT and the Borrower shall and shall cause each of its Subsidiaries to:

6.1Financial Statements

.  Furnish to each Agent:

(a)as soon as available, but in any event within 95 days after the end of each fiscal year of the Parent REIT (or such later date as permitted by the SEC), commencing with the fiscal year ending December 31, 2019, a copy of the audited consolidated balance sheet of the Parent REIT and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of such year and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (other than customary exceptions for current obligations and successor auditing firms), by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

(b)as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Parent REIT (or such later date as permitted by the SEC), commencing with the fiscal quarter ending March 31, 2020, the unaudited consolidated balance sheet of the Parent REIT and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of such quarter and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2Certificates; Other Information

.  Furnish to the Administrative Agent.

(a)[reserved];

(b)concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that no Default or Event of Default shall have occurred and be continuing as of the date of such certificate except as specified in such certificate and (ii) a Compliance Certificate containing (A) all information and calculations necessary for determining compliance by the Group Members with the covenants set forth in Section 7.1 (including calculating and certifying the Unencumbered Pool) as of the last day of the fiscal quarter or fiscal year of the Parent REIT, as the case may be, accompanied by reasonable detail, (B) reasonably detailed reports on newly acquired Eligible Unencumbered Real Property Assets and (C) a reasonably detailed report on any sale of (I) any Eligible Unencumbered Real Property Asset or (II) other Real Property Asset for consideration in excess of $5,000,000;

(c)as soon as available, and in any event no later than 95 days after the end of each fiscal year of the Parent REIT (commencing with the year ending December 31, 2019), a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Parent REIT and its consolidated Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), sources and uses and covenant compliance projections and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d)concurrently with each delivery set forth in Section 6.1(a) or 6.1(b) copies of any report, study, inspection, or test that indicates any material adverse condition relating to the Eligible Unencumbered Assets, the improvements thereon, or any such materials which could reasonably be expected to have a Material Unencumbered Real Property Event;

(e)within 60 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Parent REIT and its Subsidiaries that is usual and customary in scope and detail for quarterly reporting for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year; provided that such discussion and analysis may be included as part of the Borrower’s financial statements delivered pursuant to Section 6.1(a) or 6.1(b) and in such case, delivery of such financial statements shall satisfy this Section 6.2(e);

(f)(i) within five Business Days after the dates of the respective deliveries set forth in Sections 6.1(a) or 6.1(b), copies, including copies sent electronically, of all non-public financial statements and reports that the Parent REIT or the Borrower sends to the holders of any class of its debt securities or public equity securities to the extent such financial statements and reports (or the contents thereof) would reasonably be expected to have a Material Adverse Effect; and (ii) within five Business Days after the receipt thereof, copies of all non-public correspondence received from the SEC concerning any material investigation or inquiry regarding financial or other operational results of any Group Member that would reasonably be expected to result in a Material Adverse Effect; and

(g)promptly, (i) such additional financial and other information as the Administrative Agent may from time to time reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws.

6.3Payment of Obligations

.  (a) Pay, discharge or otherwise satisfy at or before maturity (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien (other than a Permitted Lien) on any properties of such Person, provided that, nothing in this Section 7.6 shall require the payment or discharge of any such tax, assessment, charge, levy or claim (x) which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the books of the Borrower or its Subsidiaries in accordance with GAAP, or (y) if the failure to pay or discharge any such tax, assessment, charge or levy or claim, together with any associated interest fines or penalties, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(b)File or cause to be filed all Federal, state and other material tax returns that are required to be filed on or before the deadline for the filing thereof (after giving effect to all valid extensions of such deadlines) and pay or cause to be paid all material taxes due and payable by it or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority in each case before such taxes, assessments, fees or charges become delinquent (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent REIT, the Borrower or its Subsidiaries, as the case may be).

6.4Conduct of Business and Maintenance of Existence; Compliance

.  (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (i) (other than with respect to any Loan Parties) or clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse

Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5Maintenance of Property; Insurance

.  (a) Keep, or cause its tenants to keep, all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, or use commercially reasonably efforts to cause its tenants to maintain, with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business, except in the case of clause (a) above, where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

6.6Inspection of Property; Books and Records; Discussions

.  (a) Keep proper books of records and account in which full, true and correct (in all material respects) entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) subject to limitations, if any, imposed under regulatory or confidentiality requirements and agreements to which the Parent REIT or one of its subsidiaries is subject or could otherwise reasonably be expected to contravene attorney client privilege or constitute attorney work product, permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with its independent certified public accountants; provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections more often than once in any 12 month period.  The Administrative Agent shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of such Persons.

6.7Notices

.  Promptly (unless otherwise specified below) give notice to the Administrative Agent and each Lender of:

(a)the occurrence of any Default or Event of Default;

(b)any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding which may exist at any time between any Group Member and any Governmental Authority, that in either case could reasonably be expected to have a Material Adverse Effect;

(c)any litigation or proceeding affecting any Group Member (i) in which the aggregate actual or estimated liability of the Group Members is $20,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

(d)the following events, but only to the extent such events could reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:  (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination or Insolvency of, any Plan;

(e)as soon as a Responsible Officer of any Group Member first obtains knowledge thereof:  (i) any Environmental Claim (ii) any written notice that any Governmental Authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, any Group Member (iii) any condition or occurrence on any Real Property that (x) results in noncompliance by any Group Member or any Real Property with any applicable Environmental Law or (y) could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Materials of Environmental Concern on any Real Property; in each case that could reasonably be expected to result in the payment by the Group Members, in the aggregate, of a Material Environmental Amount, including a full description of the nature and extent of the matter for which notice is given and all relevant circumstances;

(f)as soon as possible and in any event within five days after a Responsible Officer of any Group Member has knowledge, of any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

(g)as soon as a Responsible Officer of any Group Member first obtains knowledge thereof any actual or threatened Condemnation of any material portion of any Eligible Unencumbered Real Property Asset (including copies of any and all papers served in connection with such proceeding), any negotiations with respect to any such taking, or any loss of or substantial damage to any Eligible Unencumbered Real Property Asset;

(h)the failure of the Parent REIT to maintain REIT Status;

(i)(i) the occurrence of any Appraisal Trigger Event and (ii) any information, event or circumstance that would reasonably be expected to materially and adversely affect the value of the Eligible Unencumbered Assets, taken as a whole;

(j)if any required permit, license, certificate or approval with respect to any Eligible Unencumbered Asset that is material to the operation of such Eligible Unencumbered Asset lapses or ceases to be in full force and effect or claim from any Person that any Eligible Unencumbered Asset, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Requirement of Law that would have a Material Adverse Effect; and

(k)any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.8Environmental Laws

.  (a)  Comply in all material respects with, and use commercially reasonable efforts to require compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to require that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all Environmental Permits required by any applicable Environmental Law.

(b)Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under applicable Environmental Laws and promptly comply in all material respects with all lawful and legally binding orders and directives of all Governmental Authorities regarding applicable Environmental Laws; provided that, the Parent REIT, the Borrower, each of their respective Subsidiaries, and each of their respective tenants shall have the right to contest in good faith any such actions, orders or directives so long as such contest is conducted in accordance with applicable law.

6.9Additional Guarantors

. With respect to any new Eligible Subsidiary created or acquired after the Effective Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that becomes an Eligible Subsidiary), by any Group Member, promptly (i) cause such Eligible Subsidiary to become a party to the Guarantee Agreement, and (ii) if requested by the administrative agent under the Existing Credit Agreement, deliver to the Administrative Agent hereunder legal opinions relating to the matters described above, which opinions shall be in form and substance consistent with the opinions delivered to the administrative agent under the Existing Credit Agreement.

6.10Use of Proceeds

.  Use the proceeds of the Term Loan Facilities on and after the Effective Date for general corporate purposes, including to refinance existing Indebtedness, and to fund acquisitions, redevelopment and expansion, not in contravention of any Requirement of Law or any Loan Document.

6.11Appraisals.

(a)Obtaining of Appraisals.  Subject to the limitations in Section 6.11(b), the Administrative Agent (or another Lender designated by the Administrative Agent) may submit an Appraisal Notice to the Borrower requesting new Appraisals or an update to existing Appraisals with respect to the applicable Eligible Unencumbered Real Property Assets, or any of them, as the Administrative Agent shall determine if an event (an “Appraisal Trigger Event”) has occurred that constitutes (i) a Material Tenant Event or (ii) a Material Unencumbered Real Property Event, which, in each case, the Administrative Agent reasonably believes will have a significant adverse impact on the value of such assets, taken as a whole.  Each such Appraisal shall be in form and substance reasonably satisfactory to the Administrative Agent and the expense of any Appraisal performed pursuant to this Section 6.11(a) shall be borne by the Borrower and payable to the Administrative Agent promptly following demand therefor.

(b)Borrower’s Right to Cure.  The Borrower may, at its sole option, either (i) deliver notice (an “Appraisal Cure Notice”) to the Administrative Agent of its election to cure the applicable Appraisal Trigger Events specified in an Appraisal Notice or (ii) deliver an officer’s certificate (an “Appraisal Certificate”) to the Administrative Agent certifying that the Real Property Assets comprising the relevant portion of the Total Asset Value or Net Operating Income, as applicable, included in the Appraisal Trigger Event are not materially impacted by the relevant adverse event. In the event that either (A) the Borrower has delivered an Appraisal Cure Notice and together with evidence reasonably satisfactory to the Administrative Agent that the related Appraisal Trigger Event has been cured or (B) the Borrower has delivered an Appraisal Certificate, in each case, not later than 14 days after the related Appraisal Notice, the Borrower shall not be obligated to deliver any Appraisals requested in such Appraisal Notice.

(c)No Representation Regarding Appraisals.  The Borrower acknowledges that the Administrative Agent has the right to approve any Appraisal performed pursuant to this Agreement and ordered by the Administrative Agent pursuant to 6.11(a).  The Borrower further agrees that the Lenders and Administrative Agent do not make any representations or warranties with respect to any such Appraisal and shall have no liability as a result of or in connection with any such Appraisal for statements contained in such Appraisal, including, without limitation, the accuracy and completeness of information, estimates, conclusions and opinions contained in such Appraisal, or variance of such Appraisal from the fair value of such property that is the subject of such Appraisal given by the local tax assessor’s office, of the Borrower’s idea of the value of such property.

6.12[Intentionally Omitted

.]

6.13Disclosable Events

.  The Borrower shall develop and implement such programs, policies and procedures as are necessary to comply with the covenants contained in Section 7.19(a), (b) and (c).

Section 7NEGATIVE COVENANTS

The Parent REIT and the Borrower hereby jointly and severally agree that, so long as any Commitments remain in effect or any Loan or other amount is owing to any Lender or any Agent hereunder, each of the Parent REIT and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

7.1Financial Condition Covenants.

(a)Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Parent REIT to exceed 60%; provided that, the Borrower may on two non-consecutive occasions elect a one-time step up to 65% for two consecutive quarters following a Material Acquisition.  (For the avoidance of doubt, the Borrower may not elect a step-up to 65% for any four consecutive fiscal-quarter period.)

(b)Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Parent REIT to be less than 1.50 to 1.00.

(c)Minimum Tangible Net Worth.  Permit Tangible Net Worth as of the last day of any fiscal quarter to be less than the sum of (i) $647,083,000 plus (ii) 75% of net cash proceeds of any issuance or sale of Capital Stock by the Parent REIT after December 31, 2018.

(d)Consolidated Secured Debt Leverage Ratio.  Permit the Consolidated Secured Debt Leverage Ratio as of the last day of any fiscal quarter of the Parent REIT to exceed 50%.

(e)Unencumbered Leverage Ratio.  Permit the Unencumbered Leverage Ratio as of the last day of any fiscal quarter of the Parent REIT to exceed 60%; provided that, the Borrower may on two non-consecutive occasions elect a one-time step up to 65% for two consecutive quarters following a Material Acquisition.  (For the avoidance of doubt, the Borrower may not elect a step-up to 65% for any four consecutive fiscal-quarter period.)

(f)Unencumbered Interest Coverage Ratio.  Permit the Unencumbered Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Parent REIT to be less than 1.75 to 1.00.

7.2Limitation on Indebtedness

.  Create, incur, assume or suffer to exist any Indebtedness, except (without duplication):

(a)Indebtedness of any Loan Party pursuant to any Loan Document;

(b)Indebtedness of the Borrower or any other Loan Party to any other Loan Party;

(c)current liabilities incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(d)Indebtedness outstanding on the Effective Date and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof (other than by the refinancing costs thereof including premiums and make whole payments) or any shortening of the maturity of any principal amount thereof);

(e)Indebtedness owed to Affiliates of the Loan Parties that is not prohibited under Section 7.9; provided, that as of the date of incurrence thereof, (i) giving pro forma effect to the incurrence thereof, no Default or Event of Default under the financial covenants set forth in Section 7.1 would result therefrom, and (ii) immediately prior to and after giving effect to the incurrence thereof, no Default or Event of Default shall have occurred and be continuing;

(f)Consolidated Unsecured Debt of the Parent REIT and any of its Subsidiaries provided, that as of the date of incurrence thereof, (i) giving pro forma effect to the incurrence thereof, no Default or Event of Default under the financial covenants set forth in Section 7.1 would result therefrom, and (ii) immediately prior to and after giving effect to the incurrence thereof, no Default or Event of Default shall have occurred and be continuing;

(g)Indebtedness of the Borrower and any of its Subsidiaries in respect of customary cash management obligations, netting services, automatic clearing house arrangements, overdraft protections and similar arrangements, in each case in connection with deposit accounts and incurred in the ordinary course;

(h)Indebtedness in respect of judgments, but only to the extent and for an amount not resulting in an Event of Default;

(i)endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(j)Indebtedness in respect of workers’ compensation claims, self-insurance premiums, performance, bid and surety bonds and completion guaranties, in each case, in the ordinary course of business;

(k)Indebtedness under the Specified Master Trust Notes Documents; provided that (i) no Loan Party is a borrower, issuer or obligor under the Master Trust Notes and (ii) that as of the date of incurrence thereof, (A) giving pro forma effect to the incurrence thereof, no Default or Event of Default under the financial covenants set forth in Section 7.1 would result therefrom, and (B) immediately prior to and after giving effect to the incurrence thereof, no Default or Event of Default shall have occurred and be continuing;

(l)Secured Recourse Indebtedness of the Parent REIT and its Subsidiaries in an aggregate amount not exceeding on any date of determination, an amount equal to 10% of Total Asset Value on such date at any one time outstanding;

(m)Indebtedness in respect of Capital Lease Obligations and purchase money obligations for fixed or capital assets; provided that the aggregate outstanding principal amount of such Indebtedness at any time does not exceed $5,000,000;and

(n)Indebtedness in respect of Obligations under Specified Hedge Agreements and other Hedge Agreements permitted under the Existing Credit Agreement, in each case, not for speculative purposes and Guarantee Obligations thereof.

7.3Limitation on Liens

.  Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a)Permitted Liens;

(b)encumbrances on Real Property securing the Master Trust Notes;

(c)intercompany Liens among the Parent REIT and its Subsidiaries securing intercompany obligations among such Persons that have been subordinated to the Obligations on terms substantially consistent with any subordination thereof required by the administrative agent under the Existing Credit Agreement;

(d)Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.1(g);

(e)Liens on assets other than Eligible Unencumbered Assets provided that such Liens secure Indebtedness or other obligations that may be incurred or maintained without violating Section 7.1, Section 7.2 or any other provision of this Agreement, including, without limitation, Liens in existence as of the Effective Date and set forth in Schedule 7.3 and any renewals or refinancings thereof; and

(f)Liens on fixed or capital assets acquired, constructed or improved by the Parent REIT or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (m) of Section 7.2, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent REIT or any Subsidiary.

7.4Limitation on Fundamental Changes

.  Enter into any merger, consolidation, Division Transaction, or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

(a)any Subsidiary of the Borrower may be merged or consolidated with (or liquidated or dissolved into) or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (including pursuant to a Division Transaction) (provided that (i) the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Wholly Owned Subsidiary Guarantor and the Borrower shall comply with Section 6.9 in connection therewith);

(b)any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation, dissolution or otherwise) to the Borrower or any Subsidiary Guarantor; and

(c)any transaction otherwise permitted under Section 7.5 and 7.7 shall be permitted, including acquisitions not otherwise prohibited hereunder.

7.5Limitation on Disposition of Property

.  Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a)Dispositions of cash and Cash Equivalents in connection with any transactions not otherwise prohibited by the Loan Documents;

(b)leases and subleases of assets, as lessor or sublessor (as the case may be), in the ordinary course of business;

(c)any Group Member may sell, transfer, or dispose of its assets to a Loan Party; and

(d)other Dispositions by the Borrower and its Subsidiaries; provided that (x) after giving effect thereto, the Borrower is in pro forma compliance with each of the financial covenants set forth in this Agreement (including the financial covenants under Section 7.1, (y) no Default or Event of Default exists at the time of such Disposition or would result therefrom and (z) the Borrower has provided notice to the extent required under Section 2.25(b).

7.6Limitation on Restricted Payments

.  Make any Restricted Payment, except that:

(a)any Subsidiary may make Restricted Payments to the Parent REIT or any Subsidiary;

(b)the Parent REIT may make Restricted Payments in the form of common stock of the Parent REIT;

(c)the Parent REIT may make Restricted Payments to its direct or indirect owners during any four-quarter period (and the Borrower may make Restricted Payments to the Parent REIT to the extent necessary to enable the Parent REIT to make such Restricted Payments), not to exceed the greater of (x) 95% of Adjusted Funds From Operations and (y) the minimum amount required to maintain REIT Status, provided that, (i) no such Restricted Payments shall be made pursuant to this Section 7.6(c) if a Default or Event of Default shall have occurred and be continuing (except that Restricted Payments in the minimum amount required to maintain REIT Status shall be permitted unless an Event of Default under Section 8.1(a) or (f) has occurred and is continuing) and (ii) on the date of any such Restricted Payment, the Borrower shall deliver to the Administrative Agent a certification that immediately prior to and after giving effect to such Restricted Payment, no Default or Event of Default (or no Event of Default under Section 8.1(a) or (f), as applicable) shall have occurred and be continuing;

(d)the Borrower may make Restricted Payments to the Parent REIT to permit the Parent REIT to (i) pay corporate overhead expenses incurred in the ordinary course of business and (ii) pay any taxes which are due and payable by the Parent REIT, the Borrower or any Subsidiary (and the Parent REIT shall be permitted to pay such expenses or taxes); and

(e)any Joint Venture may make Restricted Payments pursuant to the terms of its joint venture agreement.

7.7Limitation on Investments

.  Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:

(a)extensions of trade credit in the ordinary course of business;

(b)Investments in Cash Equivalents;

(c)Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b);

(d)loans and advances to employees of the Parent REIT, the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Parent REIT, the Borrower and Subsidiaries of the Borrower not to exceed $250,000 at any one time outstanding;

(e)Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.7(c)) by the Group Members in the Borrower or any Subsidiary Guarantor, provided that, (x) immediately prior to and after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing, and (y) after giving pro forma effect to such Investment, the Borrower shall be in compliance with the provisions of Section 7.1 hereof;

(f)REIT Permitted Investments (with the amount thereof being determined as set forth in the last sentence of this Section 7.7);

(g)to the extent constituting Investments, non-cash consideration received in connection with a Disposition permitted under this Agreement;

(h)subject to the terms of this Agreement, Investments in Subsidiaries of the Parent REIT existing as of the date hereof, and Investments in new Subsidiaries of the Parent REIT created after the date of this Agreement; and

(i)deposits required by government agencies or public utilities, and other deposits or pledges which constitute Permitted Liens;

(j)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(k)Investments consisting of debt securities, equity securities and other non-cash consideration received as consideration for a disposition permitted by this Agreement;

(l)Investments in Unimproved Land including construction draws to tenants in connection with improvements thereon in an amount not to exceed 5% of Total Asset Value as of such date at any time outstanding;

(m)lease incentives (1) extended to tenants in the ordinary course of business in the form of cash contributions to be used for such tenants’ capital expenditures and building improvements, which in each case generate additional Net Operating Income for the applicable Real Property Asset within twelve months after the date of extension of such lease incentive (provided that this clause (1) shall, for the avoidance of doubt, exclude lease incentives in the form of other preferential lease terms including free rent) and (2) in the form of other preferential lease terms (including free rent) in an aggregate amount under this clause (2) not to exceed $5,000,000 at any time outstanding;

(n)transactions permitted under Section 7.4 to the extent constituting Investments;

(o)other Investments not otherwise permitted hereunder in an aggregate amount not to exceed $10,000,000 at any time outstanding; and

(p)Investments arising in connection with the Permitted Note Purchase.

In determining the aggregate amount of Investments outstanding at any particular time:  (A) there shall be included as an investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (B) there shall be deducted in respect of each Investment any amount received as a return of capital; (C) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (A) shall be deducted when paid; and (D) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value thereof.

7.8Limitation on Modifications of Organizational Documents

.  Amend its organizational documents in a manner materially adverse to the Lenders.

7.9Limitation on Transactions with Affiliates

.  Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any Group Member) unless such transaction is (a) otherwise not prohibited under this Agreement, (b) in the ordinary course of business of such Group Member, as the case may be, and (c) upon fair and reasonable terms no less favorable to such Group Member, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that no Restricted Payment permitted hereunder shall be deemed prohibited by this Section 7.9.

7.10[Intentionally Omitted].

7.11Limitation on Changes in Fiscal Periods

.  Permit the fiscal year of the Parent REIT to end on a day other than December 31 or change the Parent REIT’s method of determining fiscal quarters.

7.12Limitation on Negative Pledge Clauses

.  Enter into or suffer to exist or become effective any Negative Pledge that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Guarantor, its obligations under the Guarantee Agreement, other than (each of the following, a “Permitted Negative Pledge” and collectively, the “Permitted Negative Pledges”):  (a) this Agreement and the other Loan Documents, the Existing Credit Agreement and related loan documents thereto, or by operation of Requirements of Law; (b) in connection with the Specified Master Trust Notes Documents, but solely with respect to Subsidiaries that are not Eligible Subsidiaries, provided that, such prohibition or limitation shall only be effective against the assets financed thereby and the Capital Stock of any Subsidiary party thereto; (c) single purpose entity limitations contained in charter documents for Subsidiaries that are not Eligible Subsidiaries; (d) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Group Member; (e) customary provisions restricting assignment of any licensing agreement or other contract entered into by any Group Member in the ordinary course of business; (f) customary restrictions and conditions contained in agreements relating to the sale or other Disposition of a Subsidiary or assets pending such sale (provided that such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale or other Disposition is permitted hereunder); (g) customary provisions in joint venture agreements restricting the transfer or encumbrance of equity interests in such joint venture or the assets owned by such joint venture, or otherwise restricting transactions between the joint venture and the Borrower and its Subsidiaries; and (h) restrictions or conditions contained in any agreement relating to Consolidated Secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and the direct or indirect Equity Interests in the issuer of such Consolidated Secured Debt.

7.13Limitation on Restrictions on Subsidiary Distributions

.  Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents; (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition otherwise permitted under this Agreement; (iii) restrictions imposed by applicable law; (iv) with respect to clauses (b) and (c) above, restrictions pursuant to any joint venture agreement solely with respect to the transfer of the assets or Capital Stock of the related Joint Venture; (v) Permitted Transfer Restrictions; (vi) in connection with the Specified Master Trust Notes Documents, but solely with respect to Subsidiaries that are not Eligible Subsidiaries; and (vii) any restrictions existing under an agreement that amends, refinances or replaces any agreement containing restrictions permitted under the preceding clauses (i) through (vi), provided that, the terms and conditions of any such agreement, as they relate to any such restrictions are no less favorable to the Borrower and its Subsidiaries, as applicable, than those under the agreement so amended, refinanced or replaced, taken as a whole.

7.14Limitation on Lines of Business

.  Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Group Members are engaged on the date of this Agreement or that are reasonably related, complementary or ancillary thereto.

7.15Limitation on Activities of the Parent REIT

.  In the case of the Parent REIT, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (i) those incidental to its ownership of the Capital Stock of the Borrower, its operations as a Parent REIT and the performing of activities in preparation for and consummating any public offering of its Capital Stock and related to its status as a public company, (ii) participating in tax, accounting and other administrative and fiduciary matters as a parent of the Group Members or as a direct or indirect owner of the Borrower, in each case, in accordance with the terms of the Loan Documents to which it is a party, (iii) providing customary compensation, indemnification and insurance coverage to officers and directors, or (iv) activities incidental to the businesses or activities described above and incurred in the ordinary course of business, (b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations (other than liabilities or financial obligations in the ordinary course of its business), except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents and the Existing Credit Agreement and related loan documents thereto, in each case, to which it is a party, (iii) obligations with respect to its Capital Stock, (iv) Consolidated Unsecured Debt permitted by Section 7.2(f), (v) liabilities for compensation and other employment matters, including pursuant to employment agreements filed by the Parent REIT with the SEC, (vi) liabilities incidental to its status as a publicly traded real estate investment trust under the Code and not constituting liabilities in respect of Indebtedness for borrowed money (including liabilities associated with employment contracts, executive officer and director indemnification agreements and employee benefit matters), indemnification obligations pursuant to purchase and sale agreements, tax liabilities; (vii) other immaterial obligations, immaterial intercompany obligations or other intercompany obligations owing by the Parent REIT to the Borrower or any Subsidiary of the Borrower; and (viii) as otherwise expressly permitted by the Loan Documents; or (c) own, lease, manage or otherwise operate any properties or assets (including cash and Cash Equivalents) other than the (i) ownership of shares of Capital Stock of the Borrower or any other Wholly Owned Subsidiary of the Parent REIT that owns, directly or indirectly, all or any portion of the Capital Stock of the Borrower, (ii) cash or Cash Equivalents (including cash and Cash Equivalents received in connection with dividends made by the Borrower in accordance with Section 7.6 pending application in the manner contemplated by said Section) and of any other assets on a temporary basis that are in the process of being transferred through the Borrower or any Group Member as part of a permitted Restricted Payment or a downstream contribution, directly or indirectly to the Borrower and (iii) cash and other assets of nominal value incidental to its status as a public company or its ownership of the Capital Stock described in this Section 7.15(c).

7.16[Intentionally Omitted].

7.17REIT Status

.  Permit the Parent REIT to fail to meet the requirements for REIT Status from and after the date that the Parent REIT’s election to qualify for REIT Status is effective.

7.18Certain Amendments

.  Terminate, cancel, amend, restate, supplement or otherwise modify any Closing Date Ground Lease, other than (i) in connection with the entry into a new Acceptable Ground Lease that is no less favorable in any material respect, taken as a whole, to the Parent REIT and its Subsidiaries than the Closing Date Ground Lease being terminated, canceled, amended, restated, supplemented or otherwise modified, (ii) in order to extend the term of such Closing Date Ground Lease such that the remaining term (including any unexercised extension options exercisable at the ground lessee’s sole election with no veto or approval rights by ground lessor or any lender to such ground lessor other than customary requirements regarding no event of default) is 30 years or more from the Effective Date, (iii) if such amendment does not cause and would not otherwise result in or could reasonably be expected to cause or otherwise result in any material interference with the applicable tenant’s occupancy under such Closing Date Ground Lease or (iv) as approved by the Administrative Agent in its reasonable discretion.

7.19Disclosable Events

.  (a)(i) Engage, directly or, to its knowledge, indirectly, in business dealings with any party listed on the Specially Designated Nationals List or other similar lists maintained by U.S. or applicable non-U.S. governmental agencies, including OFAC and the U.S. Department of State, or in any related Executive Order issued by the President; (ii) conduct, directly or, to its knowledge, indirectly, business dealings with a party, subject to sanctions administered by U.S. or applicable non-U.S. governmental agencies, including OFAC and the U.S. Department of State; (iii) derive, directly or to its knowledge, indirectly, income from business dealings with a party, subject to sanctions administered by U.S. or applicable non-U.S. governmental agencies, including OFAC and the U.S. Department of State; (iv) use the proceeds of the Loans to conduct any business dealings or transaction, either directly or, to its knowledge, indirectly, with any party, or in or with any country or territory, subject to sanctions administered by U.S.

(b)Derive any material amount of its assets in violation of the anti-money laundering or anti-terrorism laws or regulations of the United States, including but not limited to the USA PATRIOT Act, the Money Laundering Control Act, the Bank Secrecy Act and any related Executive Order of the President.

(c)Fail to comply with applicable anti-bribery and anti-corruption laws and regulations (including the FCPA), in any material respect, including any failure to so comply that may result in the forfeiture of any Eligible Unencumbered Asset or the proceeds of the Loans or a claim of forfeiture of any Eligible Unencumbered Asset or the proceeds of the Loans.

(d)Fail to provide the Administrative Agent and the Lenders with any information readily available to the Borrower regarding any Group Member or any REIT Controlled Affiliate necessary for the Administrative Agent or any of the Lenders to comply with (i) the anti-money laundering laws and regulations, including but not limited to the USA PATRIOT Act, The Money Laundering Control Act, the Bank Secrecy Act and any related Executive Order issued by the President, (ii) all applicable economic sanctions laws and regulations administered by OFAC, and (iii) all applicable anti-corruption and anti-bribery laws and regulations, including the FCPA.

7.20Borrower Tax Status

.  Permit the Borrower to become an association (or publicly traded partnership or taxable mortgage pool) taxable as a corporation for federal tax purposes at any time.

Section 8EVENTS OF DEFAULT

8.1Events of Default

.  If any of the following events shall occur and be continuing:

(a)the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b)any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

(c)any Loan Party shall default (i) in the observance or performance of any agreement contained in clause (a)(i) of Section 6.4 (with respect to the Parent REIT and the Borrower only), Section 6.7(a) or Section 7 (except Section 7.7(f)) or (ii) in the observance or performance of any agreement contained in Section 6.1, 6.2, 6.5, 6.7 (except 6.7(a)) or Section 6.12, and such default under this clause (c)(ii) shall continue unremedied for a period of ten days; or

(d)any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section) (including, for the avoidance of doubt, Section 7.7(f)), and such default shall continue unremedied for a period of 30 days; or

(e)any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) which exceeds in the aggregate (A) $15,000,000, if such Indebtedness is Recourse Indebtedness or (B) $30,000,000, if such Indebtedness is Nonrecourse Indebtedness; or

(f)(i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)(i) any failure by the Borrower to satisfy minimum funding requirements (as defined in Section 302 of ERISA), whether or not waived with respect to any Single Employer Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower, (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA in a distress termination pursuant to Section 4041(c) of ERISA, or (iv) the Borrower shall incur any liability (including any liability on account of a Commonly Controlled Entity) in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan; and in each case in clauses (i) through (iv) above, such event or condition, together with all other such events or conditions described in clauses (i) through (iv), if any, could reasonably be expected to have a Material Adverse Effect; or

(h)(i) one or more judgments or decrees shall be entered against any Group Member involving for the Group Members taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $20,000,000 or more, or (ii) one or more non-monetary judgments shall have been entered against any Group Member have, or could reasonably be expected to have, a

Material Adverse Effect, and, in either case, (x) enforcement proceedings are commenced by any creditor upon such judgment or order or (y) all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof; or

(i)the guarantee contained in Section 2 of the Guarantee Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15 of this Agreement or Section 3.15 of the Guarantee Agreement), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(j)any Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Majority Facility Lenders, the Administrative Agent may, or upon the request of the Majority Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments of the applicable Facility to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

Section 9THE AGENTS

9.1Appointment

.  Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Each Lender or Affiliate of a Lender party to a Specified Hedge Agreement, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Guaranteed Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

9.2Delegation of Duties

.  Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3Exculpatory Provisions

.  Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.  The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4Reliance by Agents

.  Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, electronic communication, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent.  The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such Section in connection with such transfer shall have been taken.  Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5Notice of Default

.  No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender, the Parent REIT or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders

(or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6Non-Reliance on Agents and Other Lenders

.  Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender.  Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

9.7Indemnification

.  The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Parent REIT or the Borrower and without limiting the obligation of the Parent REIT or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

9.8Agent in Its Individual Capacity

.  Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent.  With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9Successor Administrative Agent

.  The Administrative Agent may resign as Administrative Agent upon ten days’ notice to the Lenders and the Borrower.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.1(a) or 8.1(f) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  If no successor agent has accepted appointment as Administrative Agent by the date that is ten days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  Each Co-Syndication Agent and Documentation Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Co-Syndication Agent or Documentation Agent, as applicable, hereunder, whereupon the duties, rights, obligations and responsibilities of such Co-Syndication Agent or Documentation Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by such Co-Syndication Agent, Documentation Agent, the Administrative Agent or any Lender.  After any retiring Agent’s resignation as Agent, such Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

9.10Authorization to Release Liens and Guarantees

.  The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of guarantee obligations contemplated by Section 10.15 of this Agreement or Section 3.15 of the Guarantee Agreement.

9.11The Arrangers; the Documentation Agent, and the Co-Syndication Agents

.  None of the Arrangers, the Documentation Agent, or the Co-Syndication Agents, in their respective capacities as such, shall have any duties or responsibilities, nor shall any such Person incur any liability, under this Agreement and the other Loan Documents.

9.12No Duty to Disclose

.  The Administrative Agent, each Co-Syndication Agent, the documentation Agent, the Arrangers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent REIT, the Borrower, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, the Co-Syndication Agents, the Documentation Agent, nor the Arrangers has any obligation to disclose any of such interests to the Parent REIT, the Borrower, any other Loan Party or any of their respective Affiliates.

9.13Waiver

.  To the fullest extent permitted by law, each of the Parent REIT, the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, each Co-Syndication Agent, the Documentation Agent, and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

9.14Certain ERISA Matters

.  (a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans or the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless Section 9.14(a)(i) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in Section 9.14(a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or the Arrangers, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

Section 10MISCELLANEOUS

10.1Amendments and Waivers

.  Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, restated, supplemented or modified except in accordance with the provisions of this Section 10.1.  Except as otherwise permitted pursuant to Section 2.26 hereof, the Required Lenders and each Loan Party party to the relevant Loan Document may, or the Administrative Agent (with the written consent or ratification of the Required Lenders) and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(a)forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee, or the prepayment premium under Section 2.10, in each case, payable under this Agreement (except (x) in connection with the waiver of applicability of any post-default increase in interest rates or the waiver of any mandatory prepayment requirement (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (a)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

(b)amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any right hereunder or make any determination or grant any consent hereunder, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release the Parent REIT or all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee Agreement, in each case without the consent of all the Lenders;

(c)amend, modify or waive any provision of Section 9, or any other provision affecting the rights, duties or obligations of any Agent, without the consent of any Agent directly affected thereby;

(d)amend, modify or waive any condition precedent to any extension of credit under the Initial Term Loan Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Facility Lenders for the Initial Term Loan Facility;

(e)amend, modify or waive any provision of Section 2.16 in a manner that would alter the manner in which payments are shared, without the consent of each Lender directly affected thereby;

(f)[Intentionally Omitted];

(g)[Intentionally Omitted]; or

(h)reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the consent of all of the Lenders under such Facility.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans.  In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission or electronic communication shall be effective as delivery of a manually executed counterpart thereof.

In the event that the “capitalization rate” with respect to any Real Property Asset set forth in the Existing Credit Agreement is higher than the Capitalization Rate that would be applicable to such Real Property Asset under this Agreement, at the written request of the Administrative Agent to the Borrower, the Capitalization Rate hereunder shall be increased to be consistent with the Existing Credit Agreement and the Borrower and applicable Loan Parties shall execute and deliver a written amendment to, restatement of, or waiver, consent or approval under, this Agreement memorializing such modification, restatement, waiver, consent or approval.  In the event that any financial covenants (including any associated definitions) set forth in Section 7.1 (or any successor section thereto) of the Existing Credit Agreement or any amendment, modification, supplement, restatement or replacement thereof, shall be implemented or amended to be more restrictive on the Borrower or Guarantors than the financial covenants set forth in Section 7.1 hereunder, the applicable financial covenant(s) set forth in Section 7.1 of this Agreement shall automatically be deemed to be amended to conform to such modified covenant(s) in Section 7.1 (or any successor section) of the Existing Credit Agreement, unless the Required Lenders otherwise agree in their sole discretion. If requested by the Borrower or the Administrative Agent, the Borrower, Guarantors, the Administrative Agent and each approving Lender shall execute and deliver a written amendment to, restatement of, or waiver, consent or approval under, this Agreement memorializing such modification, restatement, waiver, consent or approval.

In addition, notwithstanding anything to the contrary contained in this Section 10.2, no amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Specified Hedge Agreements resulting in such Obligations being junior in right of payment to principal on the Loans shall be effective without the written consent of such Hedge Bank.

10.2Notices

.  (a)  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (i) in the case of the Parent REIT, the Borrower and the Agents, as follows, (ii) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Assumption substantially in the form of Exhibit E, in such Assignment and Assumption or (iii) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

The Parent REIT and the Borrower:	Essential Properties Realty Trust, Inc. Essential Properties, L.P. 47 Hulfish Street, Suite 210 Princeton, New Jersey 08542 Attention: Ms. Hillary Hai Telephone: (609) 436-0619
The Administrative Agent:	(for payments and Borrowing Notices):

Capital One, National Association

301 W. 11th Street, 4th Floor

Wilmington, DE 19801

Attention: Agency Services

Telephone: 302-574-9200

Fax: 888-246-3710

Email: Agency@capitalone.com

With a copy to:

Capital One, National Association

1680 Capital One Drive, 10th Floor

McLean, Virginia 22102

Attention: Jessica Phillips

Phone: (703) 720-6526

Fax: (703) 730-2032

E-mail: Jessica.Phillips@capitalone.com

(for General Credit)

Capital One, National Association

1680 Capital One Drive, 10th Floor

McLean, Virginia 22102

Attention: Jessica Phillips

Phone: (703) 720-6526

Fax: (703) 730-2032

E-mail: Jessica.Phillips@capitalone.com

provided that any notice, request or demand to or upon any Agent or any Lender shall not be effective until received.

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender.  Each of the Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

10.3No Waiver; Cumulative Remedies

.  No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4Survival of Representations and Warranties

.  All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5Payment of Expenses

.  Each of the Parent REIT and the Borrower jointly and severally agrees (a) to pay or reimburse the Agents and the Arrangers for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication of the Commitments and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent (but limited, in the case of legal fees and expenses, to a single firm of counsel for all such Persons, taken as a whole and, if relevant, of a single firm of local counsel in each applicable jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Person affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person and, if relevant, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected Person)) and the charges of Intralinks or another similar electronic system, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel to the Lenders and the Agents (but limited, in the case of legal fees and expenses, to a single firm of counsel for all such Persons, taken as a whole and, if relevant, of a single firm of local counsel in each applicable jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for all such Persons, taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Person affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person and, if relevant, of a single firm of local counsel in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) for such affected Person)), (c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by an Indemnitee or asserted against any Indemnitee by any third party or by the Parent REIT, the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, any commitment letter or fee letter in connection therewith, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds thereof, (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned, occupied or operated by the Parent REIT, the Borrower or any of their respective Subsidiaries, or any environmental liability related in any way to the Borrower or any of their respective

Subsidiaries or any of their respective properties, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by the Parent REIT, the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that neither the Parent REIT nor the Borrower shall have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted directly and primarily from (in each of the succeeding clauses (w), (x) and (y), to the extent determined by a court of competent jurisdiction, in a final and non-appealable judgment) (w) the gross negligence or willful misconduct of such Indemnitee or any of such Indemnitee’s officers, directors and employees (collectively, such Indemnitee’s “Related Parties”), (x) the material breach by such Indemnitee (or any of such Indemnitee’s Related Parties) of its express obligations under the Loan Documents pursuant to a claim initiated by the Borrower, (y) with regard to Section 10.5(d)(iii), are caused solely by Materials of Environmental Concern first brought onto such respective property after neither Parent REIT, the Borrower nor any other Loan Party has possession or control of such property after a foreclosure or other transfer in lieu of foreclosure by an Indemnitee or (z) any proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any proceeding against any Indemnitee solely in its capacity or in fulfilling its role as an Agent or Arranger).  No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons except to the extent resulting from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment).  No party hereto shall be liable for any special, indirect, consequential or punitive damages in connection with the Facilities or the Loan Documents; provided that nothing contained in this sentence shall limit the Borrower or Parent REIT’s obligations to the extent set forth in this Section 10.5 to the extent such damages are included in any third party claim in connection with which an Indemnitee is entitled to indemnification hereunder.  Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee regarding any Indemnified Liabilities for which Borrower has an obligation under this Section 10.5.  All amounts due under this Section shall be payable not later than 30 days after written demand therefor.  Statements payable by each of the Parent REIT and the Borrower pursuant to this Section shall be submitted to Hillary P. Hai, Chief Financial Officer (Telephone No. (609) 436-0619), at the address of the Parent REIT and the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Parent REIT or the Borrower in a notice to the Administrative Agent.  The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

10.6Successors and Assigns; Participations and Assignments

.  (a)  This Agreement shall be binding upon and inure to the benefit of the Parent REIT, the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

(b)Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities other than a natural Person or a Defaulting Lender (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents.  In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all affected Lenders pursuant to Section 10.1.  The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder.  The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 or 2.18(h) (it being understood that the documentation required under Section 2.18 shall be delivered to the participating Lender) with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(c)Any Lender (an “Assignor”) may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate thereof (other than a Defaulting Lender) or, with the consent of the Borrower and the Administrative Agent (provided that no such consent need be obtained by the Arrangers or the Administrative Agent, each in its capacity as a Lender), to an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Assumption, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, where the consent of the Borrower or the Administrative Agent is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative

Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender’s interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent.  Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder with the Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.17, 2.18 and 10.5 in respect of the period prior to such effective date); provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(b).  In the event that Borrower fails to object by written notice within five Business Days after the receipt of a request to approve an assignment pursuant to this Section 10.6(c), the Borrower shall be deemed to have consented to such assignment.  Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default under Section 8.1(a) or 8.1(f) shall have occurred and be continuing.  For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more Related Funds shall be aggregated.

(d)The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Assumption delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement.  Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide).  Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Assumption; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked “canceled”.  The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.  Each Lender that sells a participation, acting for this purpose as a non-fiduciary agent (solely for tax purposes) shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Commitments, Loans and other Obligations held by it (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such interest in the Commitments, Loans and other Obligations as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)Upon its receipt of an Assignment and Assumption executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable (x) in connection with an assignment by or to the Arrangers, the Administrative Agent or their Control Investment Affiliates or (y) in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Assumption and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower.  On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Term Note of the assigning Lender) a new Term Note to the order of such Assignee in an amount equal to the Commitment assumed or Term Loans acquired by it pursuant to such Assignment and Assumption and, if the Assignor has retained a Commitment upon request, a new Term Note to the order of the Assignor in an amount equal to the Commitment and/or Term Loans retained by it hereunder.  Such new Note or Notes shall be dated the effective date of such assignment and shall otherwise be in the form of the Note or Notes replaced thereby.

(f)For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

(g)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other Indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof.  In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower’s consent which will not be unreasonably withheld.  This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

(h)No such assignment shall be made to (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii).

(i)No such assignment shall be made to a natural Person.

(j)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Term Loan Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

10.7Adjustments; Set-off

.  (a)  Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a “Benefited

Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8.1(f) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)Subject to Sections 10.7(c) and (d), in addition to any rights and remedies of the Lenders provided by law, each Lender (other than a Defaulting Lender) shall have the right, at any time and from time to time while an Event of Default shall have occurred and be continuing, without prior notice to the Parent REIT or the Borrower, any such notice being expressly waived by the Parent REIT and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Parent REIT or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, Indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Parent REIT or the Borrower, as the case may be.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(c)Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien or similar rights against any deposit account or other property or asset of the Borrower or any other Group Member could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Obligations.  Each Lender hereby agrees not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of the Borrower or any other Group Member held by such Lender without the prior written approval of the Required Lenders.

(d)In the event that any Defaulting Lender shall exercise any such right of setoff, all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders.

10.8Counterparts

.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic imaging means (e.g. “pdf”) shall be effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9Severability

.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10Integration

.  This Agreement and the other Loan Documents represent the entire agreement of the Parent REIT, the Borrower, the Agents, the Arrangers and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arrangers, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11Governing Law

.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12Submission To Jurisdiction; Waivers

.  Each of the Parent REIT and the Borrower hereby irrevocably and unconditionally:

(a)submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Commercial Division of the Supreme Court of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York sitting in New York County, and appellate courts from any thereof;

(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Parent REIT or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

For avoidance of doubt, nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

10.13Acknowledgments

.  Each of the Parent REIT and the Borrower hereby acknowledges that:

(a)it has been advised by and consulted with its own legal, accounting, regulatory and tax advisors (to the extent it deemed appropriate) in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)none of the Arrangers, any Agent nor any Lender has any fiduciary relationship with or duty to the Parent REIT or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arrangers, the Agents and the Lenders, on one hand, and the Parent REIT and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents;

(d)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arrangers, the Agents and the Lenders or among the Parent REIT, the Borrower and the Lenders; and

(e)the Agents, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve economic interests that conflict with those of the Parent REIT, the Borrower, and none of the Agents, the Arrangers, nor any Lender has any obligation to disclose any of such interests to the Parent REIT, the Borrower or any of their respective Affiliates.

10.14Confidentiality

.  Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential, unless the prior written consent of the Borrower is obtained; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arrangers, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its or its respective affiliates’ employees, directors, agents, attorneys, accountants and other professional advisors to the extent necessary in connection with the credit facility evidenced hereby and to the extent such persons are notified of their obligations to keep such non-public information confidential and such persons agree to hold the same in confidence, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority purporting to have jurisdiction over it (in which case (except in the case of requests and demands of regulatory authorities and routine audits) the applicable Agent or Lender shall give written notice thereof to the extent permitted by applicable law), (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding (including in order to establish a due diligence defense) (in which case the applicable Agent or Lender shall give written notice thereof to the extent permitted by applicable law), (h) that has been publicly disclosed other than in breach of this Section or any other confidentiality obligation known to such Agent or Lender, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.  In addition, the Administrative Agent and the Lenders may disclose to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Lender, the existence of this Agreement and information about this Agreement routinely provided to such service providers, in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

10.15Release of Guarantee Obligations

.  (a)  Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall take such actions as shall be required to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

(b)Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any incurrence of Indebtedness permitted by Section 7.2, the Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to release any guarantee obligations under any Loan Document of the Person incurring such Indebtedness, to the extent necessary to permit the incurrence of such Indebtedness (and the granting of Liens to secure such Indebtedness) in accordance with the Loan Documents, provided that, the Borrower shall deliver to the Administrative Agent a pro forma Compliance Certificate (i) certifying that, immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing and (ii) containing all information and calculations reasonably necessary, and taking into consideration such Indebtedness, for determining pro forma compliance with the provisions of Section 7.1 hereof.

(c)[Intentionally omitted].

(d)Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations have been paid in full and all Commitments have terminated or expired, upon request of the Borrower, the Administrative Agent shall take such actions as shall be required to release all guarantee obligations under any Loan Document.  Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, any Guarantor or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

10.16Accounting Changes

.  In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred.  “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or, if applicable, the SEC.   Notwithstanding anything to the contrary contained herein or in the definition of “Capital Lease Obligations,” to the extent any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 15, 2018, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

10.17Waivers of Jury Trial

.  THE PARENT REIT, THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.18Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

10.19[Intentionally Omitted]

.

10.20Keepwell

. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Loan Party to honor all of its obligations under the Guarantee Agreement in respect of Specified Hedge Obligations (provided, however, that the Borrower shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.20 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The Borrower intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

10.21Acknowledgment Regarding Any Supported QFCs

. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support

(and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 10.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ESSENTIAL PROPERTIES REALTY TRUST, INC., a Maryland real estate investment trust, as the Parent REIT

By:	/s/ Peter M. Mavoides
Name:	Peter M. Mavoides
Title:	President and Chief Executive Officer

ESSENTIAL PROPERTIES, L.P., a Delaware limited partnership, as the Borrower

By:	ESSENTIAL PROPERTIES OP G.P., LLC, a Delaware limited partnership, its general partner

	By:	/s/ Peter M. Mavoides
	Name:	Peter M. Mavoides
	Title:	President and Chief Executive Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION as Administrative Agent and a Lender

By:	/s/ Peter Ilovic
Name:	Peter Ilovic
Title:	Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Credit Agreement]

SUNTRUST BANK, as a Lender

By:	/s/ Nick Preston
Name:	Nick Preston
Title:	Director

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Credit Agreement]

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Credit Agreement]

UNITED BANK, as a Lender

By:	/s/ Frederick H. Denecke
Name:	Frederick H. Denecke
Title:	Senior Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Credit Agreement]

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mitchell Vega
Name:	Mitchell Vega
Title:	Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Credit Agreement]

STIFEL BANK & TRUST, as a Lender

By:	/s/ Joseph L. Sooter, Jr.
Name:	Joseph L. Sooter, Jr.
Title:	Senior Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Credit Agreement]

FIRST HORIZON BANK, as a Lender

By:	/s/ Thomas C. Owens
Name:	Thomas C. Owens
Title:	Senior Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to Credit Agreement]

CHEMICAL BANK, a division of TCF NATIONAL BANK, as a Lender

By:	/s/ Ronald Konstantinovsky
Name:	Ronald Konstantinovsky
Title:	Vice President

[Signature Page to Credit Agreement]

Annex A

Commitments

Lender	Initial Term Loan Commitment
Capital One, National Association	$100,000,000.00
SunTrust Bank	$100,000,000.00
Mizuho Bank, Ltd.	$75,000,000.00
Chemical Bank, a Division of TCF National Bank	$50,000,000.00
United Bank	$35,000,000.00
First Horizon Bank	$25,000,000.00
Stifel Bank & Trust	$25,000,000.00
Associated Bank, National Association	$20,000,000.00
TOTAL:	$430,000,000.00

ACTIVE 250862607v.4

SCHEDULE 4.4

Consents, Authorizations, Filings and Notices

None.

SCHEDULE 4.15

Subsidiaries

Entity	Jurisdiction	Member Name/Partner Name	Interest
Essential Properties OP G.P., LLC	Delaware	Essential Properties Realty Trust, Inc.	100%
Essential Properties, L.P.[1]	Delaware	Essential Properties OP G.P., LLC	1%
Essential Properties, L.P.[2]	Delaware	Essential Properties Realty Trust, Inc.	98.3%
SCF RC Funding I LLC	Delaware	Essential Properties, L.P.	100%
SCF RC Funding II LLC	Delaware	Essential Properties, L.P.	100%
SCF RC Funding III LLC	Delaware	Essential Properties, L.P.	100%
SCF RC Funding IV LLC	Delaware	Essential Properties, L.P.	100%
SCF TRS LLC	Delaware	Essential Properties, L.P.	100%
SCF Realty IFH LLC	Delaware	SCF Realty Funding LLC	100%
SCF Realty Funding LLC	Delaware	Essential Properties, L.P.	100%
LB Funding I LLC	Delaware	Essential Properties, L.P.	100%
SCF Realty Servicing Company LLC	Delaware	SCF Realty Funding LLC	99%
		SCF Realty IFH LLC	1%
SCFRC-HW LLC	Delaware	Essential Properties, L.P.	100%
SCF Realty Capital Trust LLC	Delaware	Essential Properties, L.P.	100%
SCFRC-HW-V LLC,	Delaware	SCFRC-HW LLC	100%
SCFRC-HW-528 South Broadway-Salem LLC	Delaware	SCF Realty Capital Trust LLC	100%
SCRC-HW-755 Page Boulevard-Springfield LLC	Delaware	SCF Realty Capital Trust LLC	100%
SCFRC-HW-G LLC	Delaware	SCF Realty Capital Trust LLC	100%
SCF RC Funding Canal LLC	Delaware	Essential Properties, L.P.	100%

11	Remaining ownership (0.7%) held by individuals.
22	Remaining ownership (0.7%) held by individuals.

SCHEDULE 7.2(d)

Existing Indebtedness

1.	Indebtedness under the Existing Credit Agreement

SCHEDULE 7.3

Existing Liens

None.

EXHIBIT A

FORM OF GUARANTEE AGREEMENT

[See Attached]

GUARANTEE AGREEMENT

made by

ESSENTIAL PROPERTIES REALTY TRUST, INC.

A Maryland real estate investment trust,
as the Parent REIT,

and

certain Subsidiaries of ESSENTIAL PROPERTIES, L.P.,

in favor of

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent

Dated as of [________ ___], 2019

Page

Section 1 DEFINED TERMS		2
1.1	Definitions.	2
1.2	Other Definitional Provisions.	3
Section 2 GUARANTEE		3
2.1	Guarantee	3
2.2	Right of Contribution	4
2.3	Subrogation	5
2.4	Amendments, etc. With Respect to the Borrower Obligations	5
2.5	Guarantee Absolute and Unconditional	6
2.6	Reinstatement	6
2.7	Payments	7
2.8	Application of Proceeds	7
Section 3 MISCELLANEOUS		8
3.1	Amendments in Writing	8
3.2	Notices	8
3.3	No Waiver by Course of Conduct; Cumulative Remedies	8
3.4	Enforcement Expenses; Indemnification	8
3.5	Successors and Assigns	9
3.6	Set-Off	9
3.7	Counterparts	9
3.8	Severability	9
3.9	Section Headings	10
3.10	Integration	10
3.11	GOVERNING LAW	10
3.12	Submission to Jurisdiction; Waivers	10
3.13	Acknowledgments	11
3.14	Additional Guarantors	11
3.15	Releases	11
3.16	WAIVER OF JURY TRIAL	11
3.17	Authority of Administrative Agent	12
3.18	[Intentionally Omitted].	12
3.19	Keepwell	12

-i-

Annexes

Annex I	Assumption Agreement

-ii-

GUARANTEE AGREEMENT, dated as of [_________ ___], 2019, made by ESSENTIAL PROPERTIES REALTY TRUST, INC., a Maryland real estate investment trust and each of the subsidiaries of the Borrower (as hereafter defined) listed on Schedule A hereto (each a “Guarantor”, and together, collectively with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), for the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ESSENTIAL PROPERTIES REALTY TRUST, INC., a Maryland real estate investment trust (the “Parent REIT”), ESSENTIAL PROPERTIES, L.P., a Delaware limited partnership (the “Borrower”), the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the benefit of the Guaranteed Parties (as defined below), as follows:

Section 1.

DEFINED TERMS

Definitions.

  (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)The following terms shall have the following meanings:

“Agreement”:  this Guarantee Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Borrower Obligations”:  the collective reference to (i) the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, or the other Loan Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements) and (ii) all obligations and liabilities of the Borrower to any Hedge Bank under any Specified Hedge Agreement; provided that, the definition of “Borrower Obligations” shall not create or include any guarantee by the Borrower of (or grant of security interest by the Borrower to support, as applicable) any Excluded Hedge Obligations of the Borrower.

“Guarantor Hedge Agreement Obligations”: the collective reference to all obligations and liabilities of any Guarantor (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Hedge Bank, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Hedge Bank pursuant to the terms of any of the foregoing agreements); provided that, the definition of “Obligations” shall not create or include any guarantee by any Guarantor of (or grant of security interest by such Guarantor to support, as applicable) any Excluded Hedge Obligations of such Guarantor.

2

“Guarantor Obligations”: the collective reference to (i) Guarantor Hedge Agreement Obligations, and (ii) all obligations and liabilities of any Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2 hereof) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, any Lender or to any Hedge Bank that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guaranteed Obligations”: collectively, the Borrower Obligations and the Guarantor Obligations.

“Guaranteed Parties”: the collective reference to the Administrative Agent, the Lenders and any Hedge Banks.

“Qualified ECP Guarantor”: in respect of any Specified Hedge Agreement, each Loan Party that has assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Specified Hedge Agreement or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

Other Definitional Provisions.

  (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Section 2.

GUARANTEE

Guarantee

. (a) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Administrative Agent, for the ratable benefit of the Guaranteed Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.

(b)Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2 hereof).

3

(c)Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of such Guarantor contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Guaranteed Party hereunder.

(d)Subject to Section 3.15 hereof, the guarantee contained in this Section 2 shall remain in full force and effect until (i) all the Borrower Obligations (other than contingent or unliquidated obligations and the Borrower Obligations arising in respect of Specified Hedge Agreements) and the obligations of each Guarantor under the guarantee contained in this Section 2 (other than Guarantor Obligations in respect of Borrower Obligations in respect of Specified Hedge Agreements arising under Section 2.1(a) hereof) shall have been satisfied by full and final payment in cash and (ii) the Commitments shall be terminated (the satisfaction of such conditions (i) and (ii) hereinafter referred to as “Payment in Full”).

(e)No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Guaranteed Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations or Guarantor Hedge Agreements Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor under this Section 2 which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or Guarantor Hedge Agreements Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations or Guarantor Hedge Agreements Obligations), remain liable for the Borrower Obligations and Guarantor Hedge Agreements Obligations up to the maximum liability of such Guarantor hereunder until Payment in Full.

(f)Each Guarantor shall pay additional amounts to, and indemnify, each Guaranteed Party (including for purposes of this Section 2, any assignee, successor or participant) with respect to taxes imposed on payments pursuant to this Agreement to the same extent as the Borrower would have paid additional amounts and indemnified such Guaranteed Party with respect to taxes under Sections 2.17 and 2.18 of the Credit Agreement, if such Guarantor were a Borrower under the Credit Agreement.  For the avoidance of doubt, any such payments are in addition to each Guarantor’s obligation to pay any amounts required to be paid by the Borrower to any Guaranteed Party.  The agreements in this Section 2.1(f) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable under the Credit Agreement.

Right of Contribution

.  (a) Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder or the Guarantor Hedge Agreement Obligations, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.

(b)[Intentionally omitted].

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(c)Each Guarantor’s right of contribution under this Section 2.2 shall be subject to the terms and conditions of Section 2.3 hereof.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of the Borrower or any Guarantor to the Administrative Agent and the Guaranteed Parties, and the Borrower and each Guarantor shall remain liable to the Administrative Agent and the Guaranteed Parties for the full amount guaranteed by such Guarantor hereunder.

Subrogation

.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Guaranteed Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Guaranteed Party against any Guarantor or any guarantee or right of offset held by the Administrative Agent or any Guaranteed Party for the payment of the Borrower Obligations or the Guarantor Hedge Agreement Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until Payment in Full.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been fully and finally paid in cash, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Guaranteed Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations or the Guarantor Hedge Agreement Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

Amendments, etc. With Respect to the Borrower Obligations

.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Borrower or any Guarantor and without notice to or further assent by the Borrower or any Guarantor, any demand for payment of any of the Borrower Obligations or Guarantor Hedge Agreement Obligations made by the Administrative Agent or any Guaranteed Party may be rescinded by the Administrative Agent or such Guaranteed Party and any of the Borrower Obligations continued, and the Borrower Obligations or Guarantor Hedge Agreement Obligations, or the liability of any other Person upon or for any part thereof, or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Guaranteed Party (with the consent of such of the Borrower and the Guarantor as shall be required thereunder), and the Specified Hedge Agreements, the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may (with the consent of such of the Borrower and the Guarantor as shall be required thereunder) deem advisable from time to time, and any guarantee or right of offset at any time held by the Administrative Agent or any Guaranteed Party for the payment of the Borrower Obligations or Guarantor Hedge Agreement Obligations may (with the consent of such of the Borrower and the Guarantor as shall be required thereunder) be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any Guaranteed Party shall, except to the extent set forth in, and for the benefit of the parties to, the agreements and instruments governing such guarantee, have any obligation for the guarantees contained in this Section 2.

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Guarantee Absolute and Unconditional

.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations (other than any notice with respect to any Guarantor Hedge Agreement Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Specified Hedge Agreement) and notice of or proof of reliance by the Administrative Agent or any Guaranteed Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations (other than any diligence, presentment, protest, demand or notice with respect to any Guarantor Hedge Agreement Obligation with respect to which such Guarantor is a primary obligor and to which it is entitled pursuant to the applicable Specified Hedge Agreement).  Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Guaranteed Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Guaranteed Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Guaranteed Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Reinstatement

.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations or Guarantor Hedge Agreement Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any

6

Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Payments

. (a) Each Guarantor hereby guarantees that payments by it hereunder will be paid to the Administrative Agent without set-off or counterclaim (i) in the case of obligations in respect of Borrower Obligations arising under the Credit Agreement or any other Loan Document in Dollars at the Payment Office specified in the Credit Agreement and (ii) in the case of obligations in respect of any Borrower Hedge Agreement Obligations or any Guarantor Hedge Agreement Obligations, in the currency and at the place specified in the applicable Specified Hedge Agreement.

(b)To the extent any payment by any Guarantor hereunder is subject to taxes, levies, imposts, duties, charges, fees, deductions or withholdings that would not have been imposed if the payments had been made by the Borrower, the amount payable by the Guarantors hereunder shall be increased as may be necessary so that after each Guarantor has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.7) the recipient receives an amount equal to the sum it would have received had no such taxes, levies, imposts, duties, charges, fees, deductions or withholdings and all liabilities (including penalties, interest and additions to tax) with respect thereto, been imposed.

Application of Proceeds

. At any time at the Administrative Agent’s election, the Administrative Agent shall apply all or any part of proceeds of the guarantee set forth in Section 2 to payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Guaranteed Obligations, pro rata among the Guaranteed Parties according to the amounts of the Guaranteed Obligations then due and owing and remaining unpaid to the Guaranteed Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Guaranteed Obligations, pro rata among the Guaranteed Parties according to the amounts of the Guaranteed Obligations then held by the Guaranteed Parties; and

Fourth, any balance of such proceeds remaining after the Guaranteed Obligations shall have been paid in full and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

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Section 3.

MISCELLANEOUS

Amendments in Writing

.  None of the terms or provisions of this Agreement may be waived, amended, restated, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.  No consent of any Hedge Bank shall be required for any waiver, amendment, supplement or other modification to this Agreement.

Notices

.  All notices, requests and demands to or upon the Administrative Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to:

any Guarantor:	c/o the Borrower, 47 Hulfish Street, Suite 210

Princeton, New Jersey 08542
Attention:  Ms. Hillary Hai
Telephone:  (609) 436-0619

No Waiver by Course of Conduct; Cumulative Remedies

.  Neither the Administrative Agent nor any Guaranteed Party shall by any act (except by a written instrument pursuant to Section 3.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Guaranteed Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Enforcement Expenses; Indemnification

.  (a) Each Guarantor agrees to pay, or reimburse each Guaranteed Party and the Administrative Agent for, all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 of this Agreement or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable and documented fees and disbursements of counsel to each Guaranteed Party and of counsel to the Administrative Agent, in each case, to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(b)[Intentionally omitted].

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(c)Each Guarantor agrees to pay, and to save the Administrative Agent and the Guaranteed Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d)The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

Successors and Assigns

.  This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative Agent and the Guaranteed Parties and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

Set-Off

.  Each Guarantor hereby irrevocably authorizes the Administrative Agent and each Guaranteed Party (other than any Defaulting Lender) at any time and from time to time while an Event of Default pursuant to Section 8 of the Credit Agreement shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Guaranteed Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Administrative Agent or such Guaranteed Party may elect, against and on account of the obligations and liabilities of such Guarantor to the Administrative Agent or such Guaranteed Party hereunder and claims of every nature and description of the Administrative Agent or such Guaranteed Party against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document, as the Administrative Agent or such Guaranteed Party may elect, whether or not the Administrative Agent or any Guaranteed Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Administrative Agent and each Guaranteed Party shall notify such Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Guaranteed Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each Guaranteed Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Guaranteed Party may have.

Counterparts

.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Severability

.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such

9

prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section Headings

.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Integration

.  This Agreement and the other Loan Documents represent the agreement of the Guarantors, the Administrative Agent and the Guaranteed Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Guaranteed Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

GOVERNING LAW

.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Submission to Jurisdiction; Waivers

.  Each Guarantor hereby irrevocably and unconditionally:

(a)submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of New York sitting in New York County, the courts of the United States of America for the Southern District of New York sitting in New York County, and appellate courts from any thereof;

(b)consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in Section 3.2 hereof (with copies as set forth in such section) or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d)agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Each party hereto hereby waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages; provided that nothing contained in this sentence shall limit any Guarantor’s obligations to the extent such damages are included in any third party claim in connection with which a Guaranteed Party is entitled to indemnification hereunder.

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For avoidance of doubt, nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its properties in the courts of any jurisdiction.

Acknowledgments

.  Each Guarantor hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)neither the Administrative Agent nor any Guaranteed Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantors, on the one hand, and the Administrative Agent and Guaranteed Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Guarantors and the Guaranteed Parties.

Additional Guarantors

.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

Releases

.  (a) At such time as the Loans and the other Obligations shall have been paid in full and the Commitments have been terminated, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

(b)At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder (i) in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents or (ii) in accordance with Section 10.15 of the Credit Agreement.

(c)No consent of any Hedge Bank shall be required for any release of Guarantors pursuant to this Section.

WAIVER OF JURY TRIAL

.  EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, ADMINISTRATIVE AGENT AND EACH GUARANTEED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING

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TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH GUARANTOR HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Authority of Administrative Agent

. Each Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Guaranteed Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Parties with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.  Notwithstanding any other provision herein or in any Loan Document, the only duty or responsibility of the Administrative Agent to any Hedge Bank under this Agreement is the duty to remit to such Hedge Bank any amounts to which it is entitled pursuant to the terms of this Agreement or any other Loan Document.

[Intentionally Omitted].

Keepwell

.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guarantee in respect of other Specified Hedge Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 3.19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 3.19 or otherwise under this Guarantee Agreement, as it relates to such other Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 3.19 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Borrower Obligations in accordance with the terms hereof and the other Loan Documents.  Each Qualified ECP Guarantor intends that this Section 3.19 constitute, and this Section 3.19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

ESSENTIAL PROPERTIES REALTY TRUST, INC.,

a Maryland real estate investment trust

By:  ___________________________________

Name: Peter M. Mavoides

Title:  President and Chief Executive Officer

SCF REALTY IFH LLC, a Delaware limited liability company

SCF REALTY FUNDING LLC, a Delaware limited liability

SCF REALTY SERVICING COMPANY LLC, a Delaware limited liability company

SCFRC-HW LLC, a Delaware limited liability company

SCF REALTY CAPITAL TRUST LLC, a Delaware limited liability company

SCFRC-HW-V LLC, a Delaware limited liability company

SCFRC-HW-528 SOUTH BROADWAY-SALEM LLC, a Delaware limited liability company

SCFC-HW-G LLC, a Delaware limited liability company

SCF RC FUNDING IV LLC, a Delaware limited liability company

SCF TRS LLC, a Delaware limited liability company

SCF RC FUNDING CANAL LLC, a Delaware limited liability company

LB FUNDING I LLC, a Delaware limited liability company

By:    ESSENTIAL PROPERTIES, L.P., a Delaware limited partnership as Member, Manager, or both of each of the entities listed above

By:ESSENTIAL PROPERTIES OP G.P., LLC,

a Delaware limited partnership,

its general partner

By:  ___________________________

Name:  Peter M. Mavoides

Title:    President and Chief Executive Officer

[Signature Page to Guarantee Agreement]

Schedule A to Guarantee Agreement

1.	SCF REALTY IFH LLC, a Delaware limited liability company
2.	SCF REALTY FUNDING LLC, a Delaware limited liability company
3.	SCF REALTY SERVICING COMPANY LLC, a Delaware limited liability company
4.	SCFRC-HW LLC, a Delaware limited liability company
5.	SCF REALTY CAPITAL TRUST LLC, a Delaware limited liability company
6.	SCFRC-HW-V LLC, a Delaware limited liability company
7.	SCFRC-HW-528 SOUTH BROADWAY-SALEM LLC, a Delaware limited liability company
8.	SCFC-HW-G LLC, a Delaware limited liability company
9.	SCF RC FUNDING IV LLC, a Delaware limited liability company
10.	SCF TRS LLC, a Delaware limited liability company
11.	SCF RC Funding Canal LLC, a Delaware limited liability company
12.	LB Funding I LLC, a Delaware limited liability company

[Signature Page to Guarantee Agreement]

Annex I
to
Guarantee Agreement

ASSUMPTION AGREEMENT, dated as of _______ __, 20__, made by ______________________________, a ________ corporation (the “Additional Guarantor”), in favor of CAPITAL ONE, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, ESSENTIAL PROPERTIES, L.P., (the “Borrower”), ESSENTIAL PROPERTIES REALTY TRUST, INC., (the “Parent REIT”), the Lenders, the Arrangers, the Administrative Agent and others have entered into the Credit Agreement, dated as of November 26, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Guarantor) have entered into the Guarantee Agreement, dated as of November 26, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) in favor of the Administrative Agent for the benefit of the Lenders;

WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Guarantee Agreement; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee Agreement;

NOW, THEREFORE, IT IS AGREED:

1.

Guarantee Agreement.  By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 3.14 of the Guarantee Agreement, hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder.

2.	GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Annex I

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:	Name: Title:

1.

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 6.2 of the Credit Agreement, dated as of November 26, 2019, as amended, restated, supplemented or modified from time to time (the “Credit Agreement”), among ESSENTIAL PROPERTIES, L.P., a Delaware limited partnership, (the “Borrower”), ESSENTIAL PROPERTIES REALTY TRUST, Inc., a Maryland real estate investment trust (the “Parent REIT”), the Lenders parties thereto, CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent, and others.  Terms defined in the Credit Agreement are used herein as therein defined.

The undersigned hereby certifies to the Administrative Agent and the Lenders as follows:

I am the duly elected, qualified and acting Chief Financial Officer of the Parent REIT.

I have reviewed and am familiar with the contents of this Certificate.

I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).  Such review did not disclose the existence, during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default, [except as set forth below].

Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 7.1 of the Credit Agreement.

Since the Effective Date, no Loan Party has formed or acquired any Subsidiary except (i) as has been previously disclosed in writing to the Administrative Agent and in respect of which the Borrower has taken all actions required by Section 6.9 of the Credit Agreement with respect thereto or (ii) as described in Attachment 3 hereto in respect of which the Borrower is concurrently herewith taking all actions required by Section 6.9 of the Credit Agreement with respect thereto.

[Except as detailed on Attachment 4 hereto, no][No] Loan Party has acquired any Eligible Unencumbered Real Property Asset since the [Effective Date][date of the last Compliance Certificate or Eligible Unencumbered Real Property Certificate delivered to the Administrative Agent].

[Except as detailed on Attachment 5 hereto, no][No] Loan Party has disposed of (x) any Eligible Unencumbered Real Property Asset or (y) other Real Property Asset for consideration in excess of $5,000,000 since the [Effective Date][date of the last Compliance Certificate delivered to the Administrative Agent].

2

Attached hereto as [Attachment 6], is a true, correct and complete list of all Eligible Unencumbered Assets included in the Eligible Unencumbered Pool Asset Calculation as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth below.

PARENT REIT

ESSENTIAL PROPERTIES REALTY TRUST, INC., a Maryland real estate investment trust

By:  ______________________________
Name:
Title:

____________, 201__

[Signature Page to Compliance Certificate]

Attachment 1 to Compliance Certificate

Financial Statements

[Attach Financial Statements]

Attachment 2 to Compliance Certificate

The information described herein is as of ________ __, 201__, and pertains to the period from ________ __, 201__ to ________ __, 201__.

[Set forth Covenant Calculations]

Attachment 3 to Compliance Certificate

Disclosure of Events Pursuant to Section 6.9 of the Credit Agreement

Attachment 4 to Compliance Certificate

Disclosure of Newly Acquired Eligible Unencumbered Real Property Assets

1.

Attachment 5 to Compliance Certificate

Disclosure of Real Property Asset Sales

Attachment 6 to Compliance Certificate

List of All Eligible Unencumbered Real Property Assets

EXHIBIT C

FORM OF CLOSING CERTIFICATE

This Closing Certificate is delivered pursuant to Section 5.1(f) of the Credit Agreement, dated as of November 26, 2019 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”); among ESSENTIAL PROPERTIES, L.P., a Delaware limited partnership (the “Borrower”), ESSENTIAL PROPERTIES REALTY TRUST, inc., a Maryland real estate investment trust (the “Parent REIT”), the Lenders parties thereto, CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent, and others.  Terms defined in the Credit Agreement are used herein as therein defined.

The undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF COMPANY] (the “Company”) hereby certifies to the Administrative Agent and the Lenders as follows:3

1.

The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

2.	___________________ is the duly elected and qualified [________] of the Company and the signature set forth for such officer below is such officer’s true and genuine signature.
3.	No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans and extensions of credit to be made on the date hereof. [Borrower only]
4.	The conditions precedent set forth in Sections 5.1 and 5.2 of the Credit Agreement were satisfied as of the Effective Date. [Borrower only]
5.	No event or condition has occurred since December 31, 2018, which has or would reasonably be expected to have a Material Adverse Effect.

The undersigned [                         ] of the Company certifies as follows:

1.

There are no voluntary actions for the dissolution, winding up, termination or other cessation of the Company’s existence and to my knowledge, no event has occurred that has resulted or will result in the dissolution of the Company.

33	[Include chain of authority for subsidiary guarantors and extend all certifications to each subsidiary guarantor, as applicable].

2

2.	The Company is a [corporation][limited liability company][limited partnership] duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization.
3.

Attached hereto as Annex 1 is a true, correct and complete copy of resolutions duly adopted by the [Board of Directors][General Partner] of the Company on _________________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only [corporate][company] proceedings of the Company now in force relating to or affecting the matters referred to therein.

4.

[Attached hereto as Annex 2 is a true, correct and complete copy of the [By-Laws][Limited Liability Company Agreement][Limited Partnership Agreement] of the Company as in effect on the date hereof, as such [By-Laws][Limited Liability Company Agreement][Limited Partnership Agreement] has not been amended, restated, or modified and remains in full force and effect as of the date hereof.

5.

[Attached hereto as Annex 3 is a true, correct and complete copy of the Certificate of [Incorporation][Formation][Limited Partnership] of the Company as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.]

6.	Attached hereto as Annex 4 is a copy of the Certificate of Good Standing of the Company issued by the state of its jurisdiction of formation and each other applicable jurisdiction.[4]
7.

The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver in their official capacity on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

Name	Office	Signature

44	[Include Section 4-6 for all subsidiary guarantors that are ultimately controlled by borrower, or Parent REIT, as applicable].

IN WITNESS WHEREOF, the undersigned have executed the Closing Certificate as of the date set forth below.

Name: Title:	Name: Title:

November 26, 2019

I [_______________], as [_________] of [____________], do hereby certify on behalf of [______________] that  [_________] is the duly elected or appointed, qualified and acting [________] of [_____________] and that the signature set forth above is the genuine signature of such person.

_______________________

Name:

Title:

[Signature Page to Closing Certificate]

2553457.4

ANNEX 1

[Board Resolutions][General Partner Resolutions]

ANNEX 2

[By-Laws][LLC Agreement][Limited Partnership Agreement] of the Company

ANNEX 3

Certificate of [Incorporation][Formation][Limited Partnership]

EXHIBIT D

FORM OF ELIGIBLE UNENCUMBERED REAL PROPERTY ASSET CERTIFICATE

This Eligible Unencumbered Real Property Asset Certificate is delivered pursuant to the Credit Agreement, dated as of November 26, 2019 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”); among ESSENTIAL PROPERTIES, L.P., a Delaware limited partnership, (the “Borrower”), ESSENTIAL PROPERTIES REALTY TRUST, inc., a Maryland real estate investment trust (the “Parent REIT”), the Lenders parties thereto, CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent, and others.  Terms defined in the Credit Agreement are used herein as therein defined.

The undersigned [INSERT TITLE OF OFFICER] of the Borrower hereby certifies to the Administrative Agent and the Lenders as follows:

Each Real Property Asset listed on Attachment 1 hereto meets the following criteria:

1.Such Real Property Asset is located in any of the 50 states of the United States or the District of Columbia;

2.Such Real Property Asset is wholly-owned by the Borrower or a Subsidiary Guarantor in fee simple or subject to a ground lease pursuant to an Acceptable Ground Lease;

3.Such Real Property Asset does not have any material environmental, structural, title or other defects, and is not subject to any condemnation proceeding that in any event would give rise to a materially adverse effect as to the value, use of, operation of or ability to sell or finance such Real Property Asset;

4.(i) Such Real Property Asset is subject to (A) a triple-net lease to a third party or (B) a double-net lease to a third party and (ii) the weighted average remaining lease term for all Eligible Unencumbered Real Property Assets is greater than ten years;

5.The Administrative Agent has received a full Appraisal of such Real Property Asset, prepared in accordance with USPAP or, in the event an Appraisal is not available, a true and complete copy of the purchase agreement for such Real Property Asset;

6.Such Real Property Asset is not subject to (a) a Lien (other than Permitted Liens) or (b) any Negative Pledge (other than Permitted Negative Pledges).

7.[(a) No direct or indirect equity interest of the subsidiary that owns such Real Property Asset is subject to any Liens (other than in favor of the Parent REIT or any Wholly-Owned Subsidiary of the Parent REIT or of the Borrower and Permitted Liens) or Negative Pledge (other than Permitted Negative Pledges) and (b) the Borrower has the right, directly or indirectly, to sell, transfer or otherwise dispose of such Real Property Asset without the consent of any Person, in each case, other than any consent required under the Credit Agreement and other than Permitted Transfer Restrictions.]5

55	Add if such Real Property Asset is owned by a subsidiary of the Parent REIT.

IN WITNESS WHEREOF, the undersigned has executed this Eligible Unencumbered Real Property Asset Certificate as of the date set forth below.

BORROWER

ESSENTIAL PROPERTIES L.P.,

a Delaware limited partnership

By: Essential Properties OP G.P., LLC,

a Delaware limited liability company,

its general partner

By:  _________________________
Name:
Title:

Dated: ____________, 201__

    EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (“Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor identified below (including without limitation any Letters of Credit and guarantees) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.

Assignor:
2.	Assignee:

Assignee is an [Affiliate][Related Fund][Control Investment Affiliate] of [identify Lender]

3.	Borrower: ESSENTIAL PROPERTIES, L.P., a Delaware limited partnership
4.	Administrative Agent: CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent under the Credit Agreement.

5.

Credit Agreement:The [$300,000,000] Credit Agreement, dated as of November 26, 2019 among ESSENTIAL PROPERTIES, L.P., a Delaware limited partnership (the “Borrower”), ESSENTIAL PROPERTIES REALTY TRUST, INC., a Maryland real estate investment trust (the “Parent REIT”), the Lenders parties thereto and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) and others

6. Assigned Interest:

Assignor	Assignee	Facility Assigned	Aggregate Amount of all Commitments/Loans for all Lenders[6]	Amount of Commitment/ Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[7]	CUSIP Number
			$	$	%
			$	$	%

[7.Trade Date:  ______________]8

Effective Date:   _____________ ___, 201___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

66	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
77	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
88	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:______________________________

   Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:______________________________

   Title:

[Signature Page to Assignment and Assumption]

[Consented to:

CAPITAL ONE, NATIONAL ASSOCIATION,

as Administrative Agent

By_________________________________

Name:

Title:

Consented to:

ESSENTIAL PROPERTIES, L.P.,

a Delaware limited partnership,

as the Borrower

By: Essential Properties OP G.P., LLC,

a Delaware limited liability company,

its general partner

By________________________________

Name:

Title:]9

99	To be inserted if the assignment is to a party other than any affiliate, Related Fund or Control Investment Affiliate of Lender.

[Signature Page to Assignment and Assumption]

ANNEX 1

STANDARD TERMS AND CONDITIONS
FOR ASSIGNMENT AND ASSUMPTION

Representations and Warranties.

1.1Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby [and (iv) it is not a Defaulting Lender]; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.6 of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.6(c) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

A-1

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.General Provisions.  This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or electronic communication shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

A-2

EXHIBIT F

FORM OF TERM NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$____________New York, New York
_______ __, 2019

FOR VALUE RECEIVED, the undersigned, ESSENTIAL PROPERTIES, L.P., a Delaware limited partnership (the “Borrower”), hereby unconditionally promises to pay to ____________________ (the “Lender”) or its registered assigns at the Payment Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the applicable Term Loan Maturity Date the principal amount of (a) _______________ DOLLARS ($___________), or, if less, (b) the aggregate unpaid principal amount of all the Term Loans made by the Lender pursuant to Section 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such Payment Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.13 of the Credit Agreement.

The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto.  Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed absent manifest error.  The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of the Term Loans.

This Note (a) is one of the Term Notes referred to in the Credit Agreement, dated as of November 26, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Essential Properties Realty Trust, Inc. a Maryland real estate investment trust, as the Parent REIT, the Borrower, the Lender, the other Lenders parties thereto, Capital One, National Association, as Administrative Agent, and others, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.  This Note is guaranteed as provided in the Loan Documents.  Reference is hereby made to the Loan Documents for the nature and extent of the guarantees, the terms and conditions upon which each guarantee was granted and the rights of the holder of this Note in respect thereof.

2

Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

ESSENTIAL PROPERTIES, L.P.,

a Delaware limited partnership,

as the Borrower

By:   Essential Properties OP G.P., LLC,

a Delaware limited liability company,
its general partner

By: Name: Title:

[Signature Page to Term Note]

2553457.4

Schedule A
to Term Note

LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loans Repaid	Amount of Base Rate Loans Converted to Eurodollar Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Schedule B
to Term Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to Base Rate Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

1.

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of November 26, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Essential Properties Realty Trust, Inc., a Maryland real estate investment trust, as the Parent REIT, Essential Properties, L.P., a Delaware limited partnership in accordance with the requirements of the Credit Agreement, as Borrower, the Lenders parties thereto, Capital One, National Association, as Administrative Agent, and others.

Pursuant to the provisions of Section 2.18(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Re:Date: ________ __, 201[  ]

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of November 26, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Essential Properties Realty Trust, Inc., a Maryland real estate investment trust, as the Parent REIT, Essential Properties, L.P., a Delaware limited partnership, in accordance with the requirements of the Credit Agreement as Borrower, the Lenders parties thereto, Capital One, National Association, as Administrative Agent, and others.

Pursuant to the provisions of Section 2.18(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Re:Date: ________ __, 201[  ]

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of November 26, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Essential Properties Realty Trust, Inc., a Maryland real estate investment trust, as the Parent REIT, Essential Properties, L.P., a Delaware limited partnership, in accordance with the requirements of the Credit Agreement, as Borrower, the Lenders parties thereto, Capital One, National Association, as Administrative Agent, and others.

Pursuant to the provisions of Section 2.18(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Re:Date: ________ __, 201[  ]

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of November 26, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Essential Properties Realty Trust, Inc., a Maryland real estate investment trust, as the Parent REIT, Essential Properties, L.P., a Delaware limited partnership, in accordance with the requirements of the Credit Agreement, as Borrower, the Lenders parties thereto, Capital One, National Association, as Administrative Agent, and others.

Pursuant to the provisions of Section 2.18(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Re:Date: ________ __, 201[  ]

1.

EXHIBIT H

FORM OF BORROWING NOTICE

To:CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent
301 W. 11th Street, 4th Floor
Wilmington, DE
Attention:  Agency Services
Telephone: 302-582-1200

E-Mail: Agency@capitalone.com

Reference is hereby made to the Credit Agreement, dated as of November 26, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ESSENTIAL PROPERTIES, L.P., a Delaware limited partnership, (the “Borrower”), ESSENTIAL PROPERTIES REALTY TRUST, INC., a Maryland real estate investment trust (the “Parent REIT”), the Lenders parties thereto, CAPITAL ONE, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), and others.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

The Borrower hereby gives notice to the Administrative Agent that Loans of the Type and amount set forth below are requested to be made on the date indicated below:

TERM LOANS

Type of Loans	Interest Period	Aggregate Amount	Date of Loans
Base Rate Loans	N/A	________	___________
Eurodollar Loans	______	________	___________
	______	________
	______	________
	______	________

The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to it as follows:

[insert transmittal instructions].

The Borrower hereby certifies that all conditions contained in the Credit Agreement to the making of any Loan requested have been met or satisfied (or waived) in full.

ESSENTIAL PROPERTIES, L.P.,

a Delaware limited partnership,

as the Borrower

By: Essential Properties OP G.P., LLC,

a Delaware limited liability company,

its general partner

By:
Name:
Title:

[Signature Page to Borrowing Notice]